                                                                     Exhibit 2.1

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                             AGREEMENT OF MERGER AND

                             PLAN OF REORGANIZATION

                                      among

                            EDGEMONT RESOURCES CORP.,

                           SWMX ACQUISITION, INC. and

                          SOFTWAVE MEDIA EXCHANGE, INC.

                                  July 26, 2006

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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
A        Certificate of Merger
B        Certificate of Incorporation of the Company
C        By-laws of the Company
D        Directors and Officers
E        Form of Opinion of Company's Counsel
F        Form of Opinion of Parent and Acquisition Corp.'s Counsel

COMPANY DISCLOSURE SCHEDULES
1.5      List of Stockholders of SoftWave Media Exchange, Inc.
2.3      Options
2.4      Indebtedness
2.5      Voting Agreements
2.12     Changes
2.13(b)  Contracts
2.13(c)  Intellectual Property
2.17     Employee Benefit Plans
5.2      Conduct of business by parent

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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

          THIS  AGREEMENT  OF  MERGER  AND  PLAN OF  REORGANIZATION  is made and entered into on July 26, 2006, by and among EDGEMONT RESOURCES CORP., a Delaware
corporation   ("PARENT"),   SWMX  ACQUISITION,   INC.,  a  Delaware  corporation
("ACQUISITION  CORP."),  which  is a  wholly-owned  subsidiary  of  Parent,  and
SOFTWAVE MEDIA EXCHANGE, INC., a Delaware corporation (the "COMPANY").

W I T N E S S E T H :
- - - - - - - - - -

          WHEREAS,  the Board of Directors of each of Acquisition Corp.,  Parent and the  Company  have  each  determined  that  it is  fair  to and in the  best interests of their  respective  corporations  and  stockholders  for Acquisition
Corp. to be merged with and into the Company (the  "MERGER")  upon the terms and subject to the conditions set forth herein;

          WHEREAS,  the Board of Directors of Acquisition Corp. and the Board of
Directors of the Company have approved the Merger in accordance with the General
Corporation  Law of the State of Delaware (the  "DGCL"),  and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the
"CERTIFICATE  OF  MERGER")  attached  as  EXHIBIT  A  hereto;  and the  Board of
Directors of Parent also has approved  this  Agreement  and the  Certificate  of
Merger;

          WHEREAS,  the  requisite  Stockholders  (as such  term is  defined  in
Section 10 hereof) have approved by written  consent  pursuant to Section 228 of the DGCL this  Agreement  and the  Certificate  of Merger  and the  transactions contemplated and described hereby and thereby,  including without limitation the
Merger,  and Parent, as the sole stockholder of Acquisition  Corp., has approved this Agreement, the Certificate of Merger and the transactions  contemplated and described hereby and thereby, including without limitation the Merger;

          WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization  within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section
368(a)(2)(E) of the Code.

          NOW,  THEREFORE,   in  consideration  of  the  mutual  agreements  and
covenants hereinafter set forth, the parties hereto agree as follows:

1. The Merger.

          1.1 MERGER.  Subject to the terms and conditions of this Agreement and the Certificate of Merger,  Acquisition  Corp. shall be merged with and into the
Company in accordance  with Section 251 of the DGCL.  At the Effective  Time (as hereinafter  defined),  the separate legal existence of Acquisition  Corp. shall cease,  and  the  Company  shall  be the  surviving  corporation  in the  Merger
(sometimes  hereinafter  referred to as the "SURVIVING  CORPORATION")  and shall continue its corporate  existence  under the laws of the State of Delaware under the name "SoftWave Media Exchange, Inc."

          1.2 EFFECTIVE TIME. The Merger shall become  effective on the date and at the time the  Certificate  of Merger is filed with the  Secretary of State of the State of Delaware in  accordance  with Section 251 of the DGCL.  The time at which the Merger shall become  effective as aforesaid is referred to hereinafter as the "Effective Time."

          1.3 CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS.

               (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as EXHIBIT B hereto,  shall be the Certificate of Incorporation of the Surviving Corporation from and after the
Effective  Time  until  amended  in  accordance  with  applicable  law and  such
Certificate of Incorporation.

               (b) The By-laws of the Company, as in effect immediately prior to the Effective  Time,  attached as EXHIBIT C hereto,  shall be the By-laws of the
Surviving  Corporation  from and after  the  Effective  Time  until  amended  in accordance  with  applicable  law, the  Certificate  of  Incorporation  and such
By-laws.

          1.4 ASSETS AND  LIABILITIES.  At the  Effective  Time,  the  Surviving
Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature,  and be subject to all the  restrictions,
disabilities   and  duties  of  each  of  Acquisition   Corp.  and  the  Company
(collectively, the "Constituent Corporations");  and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real,  personal  and  mixed,  and  all  debts  due to  any  of  the  Constituent
Corporations on whatever account,  as well for stock  subscriptions as all other things in action or belonging to each of the Constituent Corporations,  shall be vested in the  Surviving  Corporation;  and all  property,  rights,  privileges, powers and  franchises,  and all and every other interest shall be thereafter as effectively  the  property  of the  Surviving  Corporation  as they  were of the several  and  respective  Constituent  Corporations,  and the  title to any real estate  vested by deed or otherwise in either of such  Constituent  Corporations shall not  revert or be in any way  impaired  by the  Merger;  but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be  preserved  unimpaired,  and all debts,  liabilities  and duties of the
Constituent  Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts,  liabilities and duties had been incurred or contracted by it.

          1.5 MANNER AND BASIS OF CONVERTING SHARES.

               (a) At the Effective Time:

                    (i)  each  share  of  common  stock,  $0.01  par  value,  of
Acquisition  Corp. that shall be outstanding  immediately prior to the Effective
Time  shall,  by virtue of the Merger and  without any action on the part of the holder  thereof,  be converted into the right to receive one (1) share of common stock, par value $0.01 per share, of the Surviving  Corporation,  so that at the
Effective Time,  Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

                    (ii) the shares of common stock,  par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") (other than shares of Company Common
Stock as to which  appraisal  rights are  perfected  pursuant to the  applicable provisions  of the DGCL and not  withdrawn or otherwise  forfeited and shares of
Company Common Stock set forth in Section 1.5(a)(iv)  hereof),  shall, by virtue of the Merger and  without  any action on the part of the  holders  thereof,  be converted  into the right to receive an equal number of shares of Parent  Common
Stock,  which shall be equal to one share of Parent  Common Stock for each share of Company Stock;

                    (iii) the right to  acquire  any  shares of  Company  Common
Stock  under any  options  granted by the Company  prior to the  Effective  Time shall, by virtue of the Merger and without any action on the part of the holders thereof,  be converted  into the right to receive the number of shares of Parent
Common Stock specified in such option for each share of Company Common Stock, at the exercise  price per share and pursuant to the same  conditions  as stated in such option of the Company; and

                    (iv) each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the
Merger and cease to exist.

               (b)  After  the  Effective  Time,   there  shall  be  no  further
registration  of  transfers  on  the  stock  transfer  books  of  the  Surviving
Corporation  of the shares of Company  Stock that were  outstanding  immediately prior to the Effective Time.

          1.6  SURRENDER  AND  EXCHANGE  OF  CERTIFICATES.  Promptly  after  the
Effective  Time  and  upon  (i)  surrender  of  a  certificate  or  certificates representing  shares of Company Common Stock that were  outstanding  immediately prior  to the  Effective  Time  or an  affidavit  and  indemnification  in  form reasonably  acceptable to counsel for the Parent  stating that such  Stockholder has lost their  certificate or certificates or that such have been destroyed and
(ii)  delivery of a Letter of  Transmittal  (as  described in Section 4 hereof),
Parent  shall  issue  to  each  record  holder  of  the  Company   Common  Stock
surrendering  such  certificate or  certificates  and Letter of  Transmittal,  a
certificate  or  certificates   registered  in  the  name  of  such  Stockholder
representing  the number of shares of Parent Common Stock that such  Stockholder shall be entitled to receive as set forth in Section  1.5(a)(ii)  hereof.  Until the certificate,  certificates or affidavit is or are surrendered  together with the Letter of  Transmittal  as  contemplated  by this  Section 1.6 and Section 4 hereof,  each certificate or affidavit that  immediately  prior to the Effective
Time represented any outstanding  shares of Company Common Stock shall be deemed at and after the  Effective  Time to  represent  only the right to receive  upon surrender as aforesaid the Parent Common Stock  specified in SCHEDULE 1.5 hereof for the holder  thereof or to perfect any rights of appraisal  which such holder may have pursuant to the applicable provisions of the DGCL.

          1.7 PARENT COMMON  STOCK.  Parent agrees that it will cause the Parent
Common Stock into which the Company  Common Stock is converted at the  Effective
Time pursuant to Section  1.5(a)(ii) and which Parent Common Stock may be issued following the Effective Time pursuant to Section 1.5(a)(iii) pursuant to options to be available for such  purposes.  Parent further  covenants that  immediately
following  the  Effective  Time,   Parent  will  effect   cancellations  of  its
outstanding  shares  of Parent  Common  Stock,  including  the  cancellation  of
5,000,000 shares of Parent Common Stock held by William Iversen,  and that there will be no more  than  1,900,000  shares  of  Parent  Common  Stock  issued  and outstanding, and that no other common or preferred stock or equity securities or any options,  warrants,  rights or other agreements or instruments  convertible, exchangeable  or  exercisable  into common or  preferred  stock or other  equity securities  shall be issued or outstanding to the holders of Parent Common Stock immediately prior to the Effective Time, except as described herein.

          1.8 OPERATION OF SURVIVING CORPORATION.  The Company acknowledges that upon the effectiveness of the Merger, and the material  compliance by the Parent and Acquisition Corp. of its duties and obligations hereunder, Parent shall have the absolute and  unqualified  right to deal with the assets and business of the
Surviving  Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

          1.9  FURTHER  ASSURANCES.  From  time to  time,  from  and  after  the
Effective Time, as and when reasonably  requested by Parent, the proper officers and directors of the Company as of the Effective  Time shall,  for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale,  assignments and other  instruments and shall take or cause to be taken such further  actions as Parent,  Acquisition  Corp.  or their  respective successors  or assigns  reasonably  may deem  necessary or desirable in order to confirm or record or otherwise  transfer to the Surviving  Corporation  title to and possession of all of the properties,  rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

2. Representations and Warranties of the Company.

     The Company hereby  represents and warrants to Parent and Acquisition Corp.
as  follows.   Notwithstanding   anything  to  the  contrary  contained  herein,
disclosure of items in the Confidential Private Placement Memorandum, dated June
19, 2006, of the Company.  (as  supplemented by the draft Current Report on Form
8-K of the  Company)  (collectively,  the  "DISCLOSURES")  shall be deemed to be disclosure  of such  items for all  purposes  under this  Agreement,  including, without  limitation,  for all applicable  representations  and warranties of the
Company:

          2.1  ORGANIZATION, STANDING, SUBSIDIARIES, ETC.

               (a) The Company is a corporation  duly  organized and existing in good  standing  under the laws of the State of Delaware,  and has all  requisite power and authority  (corporate  and other) to carry on its business,  to own or lease  its  properties  and  assets,  to  enter  into  this  Agreement  and  the
Certificate  of Merger and to carry out the terms hereof and thereof.  Copies of the  Certificate  of  Incorporation  and By-laws of the  Company  that have been delivered  to  Parent  and  Acquisition  Corp.  prior to the  execution  of this
Agreement are true and complete and have not since been amended or repealed.

               (b)  The  Company  has no  subsidiaries  or  direct  or  indirect interest (by way of stock  ownership  or  otherwise)  in any firm,  corporation, limited liability company, partnership, association or business.

          2.2  QUALIFICATION.  The Company is duly qualified to conduct business as a foreign  corporation and is in good standing in each  jurisdiction  wherein the  nature of its  activities  or its  properties  owned or leased  makes  such qualification  necessary,  except where the failure to be so qualified would not have a  material  adverse  effect on the  condition  (financial  or  otherwise), properties,  assets, liabilities,  business operations, results of operations or prospects of the Company taken as a whole (the "CONDITION OF THE COMPANY").  The

Company is not qualified to conduct business in any jurisdiction  other than the
State of Delaware and the State of New York.

          2.3 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the
Company  consists of 250,000,000  shares of Company Common Stock and the Company has no authority to issue any other capital stock.  There are 200,025,000 shares of  Company  Common  Stock  issued  and  outstanding  and such  shares  are duly authorized,  validly  issued,  fully paid and  non-assessable,  and none of such shares have been issued in violation of the preemptive rights of any person. The offer,  issuance and sale of such shares of Company Common Stock were (a) exempt from the  registration  and prospectus  delivery  requirements of the Securities
Act,  (b)  registered  or  qualified  (or  were  exempt  from   registration  or
qualification)  under the  registration  or  qualification  requirements  of all applicable  state  securities  laws and (c)  accomplished in conformity with all other  applicable  securities  laws. None of such shares of Company Common Stock are subject to a right of withdrawal or a right of rescission  under any federal or state  securities  or  blue-sky  law.  Except  as set forth on  Schedule  2.3 attached hereto, the Company has no outstanding  options,  rights or commitments to issue Company  Common Stock or other Equity  Securities  of the Company,  and
there  are  no  outstanding   securities  convertible  or  exercisable  into  or
exchangeable for Company Common Stock or other Equity Securities of the Company.

          2.4 INDEBTEDNESS.  The Company has no Indebtedness for Borrowed Money,
except as otherwise set forth on SCHEDULE 2.4 attached hereto,  in the Agreement or disclosed on the Balance Sheet.

          2.5 COMPANY STOCKHOLDERS. SCHEDULE 1.5 and SCHEDULE 2.3 hereto contain a true  and  complete  list of the  names  of the  record  owners  of all of the outstanding  shares of Company  Common Stock and other Equity  Securities of the
Company, together with the number of securities held or to which such Person has rights to  acquire.  Except as  otherwise  set forth on  SCHEDULE  2.5  attached hereto, to the knowledge of the Company,  there is no voting trust, agreement or arrangement  among  any  of the  beneficial  holders  of  Company  Common  Stock affecting the  nomination or election of directors or the exercise of the voting rights of Company Stock.

          2.6  CORPORATE  ACTS AND  PROCEEDINGS.  The  execution,  delivery  and performance  of this  Agreement and the  Certificate  of Merger  (together,  the
"MERGER  DOCUMENTS")  have been duly authorized by the Board of Directors of the
Company and have been approved by the requisite  vote of the  Stockholders,  and all of the corporate acts and other  proceedings  required for the due and valid authorization,  execution,  delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the  filings  referred  to in  Section  1.2.

          2.7 COMPLIANCE WITH LAWS AND INSTRUMENTS.  The business,  products and operations of the Company have been and are being conducted in compliance in all material  respects with all applicable laws,  rules and regulations,  except for such  violations  thereof for which the penalties,  in the aggregate,  would not have a material  adverse effect on the Condition of the Company.  The execution, delivery  and  performance  by the  Company  of the  Merger  Documents  and  the
consummation by the Company of the transactions  contemplated by this Agreement:
(a) will not require  any  authorization,  consent or approval  of, or filing or registration with, any court or governmental agency or  instrumentality,  except such as shall have been  obtained  prior to the Closing,  (b) will not cause the
Company to violate or  contravene  (i) any  provision  of law,  (ii) any rule or regulation of any agency or government,  (iii) any order,  judgment or decree of any court, or (iv) any provision of the Certificate of  Incorporation or By-laws of the Company,  (c) will not violate or be in conflict with, result in a breach of or  constitute  (with or without  notice or lapse of time, or both) a default under,  any  indenture,  loan or  credit  agreement,  deed of  trust,  mortgage, security  agreement  or other  contract,  agreement or  instrument  to which the
Company is a party or by which the Company or any of its  properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company,  and (d) will not result in the creation or  imposition of any Lien upon any property or asset of the Company.  The Company is not in violation  of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely  affect the Condition of the Company,  any other  material  agreement or  instrument  to which the Company is a party or by which the Company or any of its properties is bound or affected.

          2.8 BINDING  OBLIGATIONS.  The Merger Documents  constitute the legal, valid and binding  obligations  of the Company and are  enforceable  against the
Company in accordance with their respective terms, except as such enforcement is
limited  by  bankruptcy,   insolvency  and  other  similar  laws  affecting  the
enforcement of creditors' rights generally and by general principles of equity.

          2.9 BROKER'S AND FINDER'S  FEES.  No Person has, or as a result of the transactions  contemplated  or  described  herein will have,  any right or valid claim against the Company, Parent,  Acquisition Corp. or any Stockholder for any
commission,  fee or other  compensation as a finder or broker, or in any similar capacity.  Parent and  Acquisition  Corp. on the one hand and the Company on the other,  hereby  indemnify and hold each other  harmless from and against any and all  claims,  losses  or  liabilities  for any  such  commission,  fee or  other compensation as a result of the claim by any other Person that the  indemnifying party or parties introduced or assisted them in connection with the transactions contemplated or described here.

          2.10 FINANCIAL  STATEMENTS.  Parent has previously  been provided with the audited balance sheet as of December 31, 2005, and the audited statements of operations  and cash flows for the year  ended  December  31,  2005 of Soft Wave
Media,  LLC, the Company's  predecessor;  and the  unaudited  balance sheet (the
"BALANCE  SHEET") and  statements of operations and cash flows as at and for the three months ended March 31, 2006 (the  "BALANCE  SHEET DATE").  Such  financial statements  are  collectively  referred to as the "FINANCIAL  STATEMENTS".  Such financial  statements  (i) are in  accordance  with the books and records of the
Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and cash flows for the periods  therein  specified  and (iii) have been  prepared in accordance with generally accepted  accounting  principles ("GAAP") applied on a basis consistent with prior accounting periods.

          2.11 ABSENCE OF UNDISCLOSED  LIABILITIES.  The Company has no material obligation or liability (whether accrued,  absolute,  contingent,  liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing,  except (a) as disclosed in the Balance  Sheet,

(b) to the extent set forth on or reserved  against in the Balance  Sheet or the
Notes  to  the  Financial  Statements,  (c)  current  liabilities  incurred  and obligations  under  agreements  entered into in the usual and ordinary course of business  since the Balance Sheet Date,  none of which  (individually  or in the aggregate)  has had or will have a material  adverse  effect on the Condition of the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in the Disclosures.

          2.12 CHANGES. Except as set forth on SCHEDULE 2.12 attached hereto, in the Notes to the Financial Statements, since the Balance Sheet Date, the Company has not (a) incurred any debts, obligations or liabilities,  absolute,  accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities  incurred in connection with the Merger and related transactions and current  liabilities  incurred in the usual and ordinary course of business,
(b)  discharged  or satisfied any Liens other than those  securing,  or paid any obligation or liability  other than,  current  liabilities  shown on the Balance
Sheet and current  liabilities  incurred  since the Balance  Sheet Date, in each case in the usual and ordinary  course of business,  (c)  mortgaged,  pledged or subjected to Lien any of its assets,  tangible or  intangible  other than in the usual and ordinary  course of business,  (d) sold,  transferred or leased any of its assets,  except in the usual and ordinary course of business,  (e) cancelled or compromised  any debt or claim,  or waived or released any right, of material value,  (f) suffered any physical  damage,  destruction  or loss (whether or not covered by insurance)  materially  and adversely  affecting the Condition of the
Company,  (g) entered into any transaction  other than in the usual and ordinary course of business,  (h) encountered any labor union  difficulties,  (i) made or granted any wage or salary  increase or made any increase in the amounts payable
under  any  profit  sharing,   bonus,  deferred  compensation,   severance  pay,
insurance,  pension,  retirement or other  employee  benefit plan,  agreement or arrangement,  other than in the ordinary course of business consistent with past practice,  or  entered  into any  employment  agreement,  (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options  (including  employee stock options),  warrants or other rights with respect  thereto,  (k)  declared  or paid any  dividends  on or made  any  other distributions with respect to, or purchased or redeemed,  any of its outstanding capital  stock,  (l)  suffered  or  experienced  any  change  in,  or  condition affecting, the Condition of the Company other than changes, events or conditions in the usual and  ordinary  course of its  business,  none of which  (either  by itself or in conjunction with all such other changes, events and conditions) has been  materially  adverse,  (m) made any  change in the  accounting  principles, methods or practices followed by it or depreciation or amortization  policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material  loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement  for payment of, bonuses or special  compensation of any kind or any severance  or  termination  pay to any  present  or  former  officer,  director, employee,  stockholder or consultant,  (q) made or agreed to make any charitable contributions or incurred any non-business  expenses in excess of $50,000 in the aggregate,  or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          2.13 ASSETS AND CONTRACTS.

               (a) The Disclosures  contain a true and complete list of all real property  leased by the  Company,  including  a brief  description  of each item thereof and of the nature of the Company's interest therein, and of all tangible personal  property  owned or leased by the Company  having a cost or fair market value of greater than $200,000,  including a brief  description of each item and of the nature of the  interest of the  Company  therein.  All the real  property listed in the  Disclosures is leased by the Company under valid and  enforceable leases  having the rental  terms,  termination  dates and renewal  and  purchase options described in the Disclosures;  such leases are enforceable in accordance with their terms,  and there is not, under any such lease,  any existing default or event of default or event which with notice or lapse of time, or both,  would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

               (b)  Except  as  expressly  set  forth  in  this  Agreement,  the
Disclosures,  the Balance Sheet or the notes thereto or as set forth on SCHEDULE
2.13(B)  attached  hereto , the  Company  is not a party to any  written or oral agreement  not made in the ordinary  course of business  that is material to the
Company.  The  Company is not a party to or  otherwise  barred by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the  purchase of  materials,  supplies or  equipment  in excess of normal operating requirements,  (c) agreement for the employment of any officer, individual  employee or other Person on a full-time  basis or any agreement with any  Person  for  consulting  services,  (d)  bonus,  pension,  profit  sharing, retirement,  stock  purchase,  stock  option,  deferred  compensation,  medical, hospitalization  or life  insurance or similar plan,  contract or  understanding with respect to any or all of the  employees of the Company or any other Person,
(e)  indenture,  loan or  credit  agreement,  note  agreement,  deed  of  trust, mortgage,  security agreement,  promissory note or other agreement or instrument relating to or evidencing  Indebtedness  for Borrowed  Money or  subjecting  any asset or property of the Company to any Lien or evidencing any Indebtedness, (f)
guaranty of any Indebtedness,  (g) lease or agreement under which the Company is lessee of or holds or operates  any  property,  real or  personal,  owned by any other Person  under which  payments to such Person  exceed  $200,000 per year or with an  unexpired  term  (including  any  period  covered by an option to renew exercisable  by any other  party) of more than 60 days,  (h) lease or  agreement under  which the  Company is lessor or permits any Person to hold or operate any property,  real or personal,  owned or controlled by the Company,  (i) agreement granting any  preemptive  right,  right of first refusal or similar right to any
Person,  (j) agreement or arrangement  with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating  the  Company to pay any  royalty  or  similar  charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) material distributor, dealer, manufacturer's representative, sales agency,  franchise  or  advertising  contract or  commitment,  (n)  agreement to
register  securities  under  the  Securities  Act,  (o)  collective   bargaining
agreement,  or (p) agreement or other  commitment or arrangement with any Person continuing  for a period of more than three  months from the Closing  Date which involves an expenditure or receipt by the Company in excess of $200,000. None of
the   agreements,   contracts,   leases,   instruments  or  other  documents  or
arrangements  described  in the  Disclosures  requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument  or other  document  or  arrangement  to remain  effective  following consummation of the Merger and the transactions contemplated hereby.

               (c) SCHEDULE 2.13(C) attached hereto contains a true and complete list of all  patents,  patent  applications,  trade names,  trademarks,  service marks,  trademark and service mark  registrations and applications,  copyrights, and copyright registrations and applications,  presently owned, possessed,  used or held by the  Company;  and the  Company  owns the  entire  right,  title  and interest in and to the same, free and clear of all Liens and  restrictions.  The
Disclosures  also contain a true and complete list of all licenses granted to or by the  Company.  All patents,  patent  applications,  trade names,  trademarks, service  marks,  trademark  and service  mark  registrations  and  applications, copyrights,  copyright registrations and applications and grants of licenses set forth are  subject  to no pending  or, to the  Company's  knowledge,  threatened challenge.  Neither the execution nor delivery of the Merger Documents,  nor the consummation of the transactions  contemplated thereby will give any licensor or licensee  of the  Company  any  right to  change  the  terms or  provisions  of, terminate or cancel, any license to which the Company is a party.

               (d) The  Company  has made  available  to Parent and  Acquisition
Corp.  true and complete  copies of all  agreements  and other  documents  and a description of all applicable  oral  agreements  disclosed or referred to in the
Disclosures,  as well as any  additional  agreements or documents,  requested by
Parent or Acquisition Corp. The Company has in all material  respects  performed all obligations  required to be performed by it to date and is not in default in
any  respect  under  any  of  the  contracts,   agreements,  leases,  documents,
commitments or other  arrangements  to which it is a party or by which it or any of its property is otherwise bound or affected. To the knowledge of the Company, all parties having  material  contractual  arrangements  with the Company are in substantial  compliance  therewith and none are in material default  thereunder.
The Company does not have outstanding any power of attorney.

          2.14 EMPLOYEES. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties.  Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

          2.15 TAX RETURNS AND AUDITS. All required federal, state and local Tax
Returns of the Company have been accurately  prepared and duly and timely filed, and all federal,  state and local Taxes  required to be paid with respect to the periods  covered by such returns have been paid.  The Company is not and has not been  delinquent  in the  payment  of any  Tax.  The  Company  has not had a Tax deficiency  proposed or assessed against it and has not executed a waiver of any statute of  limitations  on the assessment or collection of any Tax. None of the
Company's  federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected  on the Balance  Sheet,  if any,  are and will be  sufficient  for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date.
Since the Balance Sheet Date,  the Company has made  adequate  provisions on its books of account  for all Taxes with  respect to its  business,  properties  and operations  for such period.  The Company has  withheld or  collected  from each payment made to each of its  employees the amount of all taxes  (including,  but not  limited  to,  federal,  state and local  income  taxes,  Federal  Insurance
Contribution  Act taxes and Federal  Unemployment  Tax Act taxes) required to be withheld  or  collected  therefrom,  and has  paid the  same to the  proper  Tax receiving  officers or  authorized  depositaries.  There are no federal,  state, local or foreign audits, actions, suits, proceedings,  investigations, claims or administrative  proceedings  relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations,  claims or administrative  proceedings  relating to Taxes or any
Tax Returns. The Company is not obligated to make a payment, or is a party to an agreement that under certain  circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed nor is required to make any adjustments  under Section 481(a) of the Code
(or any similar provision of state, local and foreign law) by reason of a change in accounting  method or otherwise  for any Tax period for which the  applicable statute of limitations  has not yet expired.  The Company (i) is not a party to, is  bound  by or has any  obligation  under,  any  Tax  sharing  agreement,  Tax indemnification agreement or similar contract or arrangement, whether written or unwritten  (collectively,  "TAX SHARING AGREEMENTS"),  or (ii) does not have any potential  liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

          2.16 PATENTS AND OTHER INTANGIBLE  ASSETS. (a) The Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions,  all patents, trademarks, service marks, trade names, copyrights, licenses and rights with  respect  to the  foregoing  used in or  necessary  for the  conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise  acting adversely to the right or claimed right of any Person under or with  respect to any of the  foregoing  and (ii) is not  obligated  or under any liability  to make any  payments by way of  royalties,  fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

               (b) To the knowledge of the Company, the Company owns and has the unrestricted  right  to use  all  trade  secrets,  if any,  including  know-how, negative know-how,  formulas,  patterns, programs, devices, methods, techniques, inventions,  designs,  processes,  computer  programs and technical data and all information that derives independent  economic value, actual or potential,  from not being generally known or known by competitors  (collectively,  "intellectual property")  required for or incident to the  development,  operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of  others;  provided,  however,  the  possibility  exists  that  other
Persons, completely independent of the Company or its employees or agents, could have  developed  intellectual  property  similar  or  identical  to  that of the
Company.  The  Company  is not aware of any such  development  of  substantially identical  trade secrets or technical  information by others.  All  intellectual property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without  the consent of any Person  other than the
Company.

          2.17  EMPLOYEE  BENEFIT  PLANS;  ERISA.  (a)  Except as  disclosed  in
SCHEDULE 2.17 attached hereto, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other  employee  benefit or fringe benefit arrangements,  practices,  contracts, policies or programs of every type other than programs merely involving the regular payment of wages,  commissions, or bonuses  established,  maintained or contributed  to by the Company,  whether written or  unwritten  and whether or not funded.  The plans  listed in SCHEDULE
2.17 hereto are hereinafter referred to as the "EMPLOYEE BENEFIT PLANS."

               (b) All  current  and prior  material  documents,  including  all amendments  thereto,  with respect to each Employee  Benefit Plan have been made available to Parent and Acquisition Corp. or their advisors.

               (c) To the knowledge of the Company,  all Employee  Benefit Plans are in  material  compliance  with the  applicable  requirements  of ERISA,  the
Internal  Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

               (d)  There are no  pending  claims or  lawsuits  which  have been asserted or instituted  against any Employee  Benefit Plan, the assets of any of the trusts or funds under the Employee  Benefit  Plans,  the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company  have any  knowledge of any  incident,  transaction,  occurrence  or circumstance  which might  reasonably  be expected to form the basis of any such claim or lawsuit.

               (e) There is no  pending  or, to the  knowledge  of the  Company, contemplated  investigation,  or pending or possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal
Revenue  Service or any other  government  agency with  respect to any  Employee
Benefit  Plan and the Company has no  knowledge  of any  incident,  transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

               (f) No actual or, to the  knowledge  of the  Company,  contingent liability exists with respect to the funding of any Employee Benefit Plan or for any  other  expense  or  obligation  of any  Employee  Benefit  Plan,  except as disclosed  on the  financial  statements  of  the  Company,  and  no  contingent liability  exists  under  ERISA with  respect to any  "multi-employer  plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

               (g) No events have occurred or are expected to occur with respect to any Employee  Benefit Plan that would cause a material change in the costs of providing  benefits  under such Employee  Benefit Plan or would cause a material change in the cost of providing for other  liabilities of such Employee  Benefit
Plan.

          2.18 TITLE TO PROPERTY AND  ENCUMBRANCES.  The Company has good, valid and  indefeasible  marketable  title to all  properties  and assets  used in the conduct of its  business  (except for property  held under valid and  subsisting leases which are in full force and effect and which are not in default)  free of all Liens and other  encumbrances,  except Permitted Liens and such ordinary and customary  imperfections  of title,  restrictions  and  encumbrances  as do not, individually  or in the  aggregate,  materially  detract  from the  value of the property or assets or  materially  impair the use made thereof by the Company in its business.  Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the
Balance Sheet,  except for property disposed of in the usual and ordinary course of business  since the Balance  Sheet Date and for property held under valid and subsisting  leases  which  are in full  force  and  effect  and which are not in default.

          2.19 CONDITION OF PROPERTIES.  All facilities,  machinery,  equipment, fixtures  and  other  properties  owned,  leased or used by the  Company  are in reasonably  good  operating  condition and repair,  subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

          2.20 INSURANCE COVERAGE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility,  insuring the Company and its  properties,  products and business  against such losses and risks,  and in such amounts,  as are customary for  corporations  of established reputation engaged in the same or similar business and similarly  situated.  The
Company has not been refused any insurance  coverage  sought or applied for, and the  Company  has no  reason  to  believe  that it will be  unable  to renew its existing  insurance  coverage  as and when the same shall  expire  upon terms at least as favorable to those currently in effect,  other than possible  increases in premiums that do not result from any act or omission of the Company. No suit, proceeding  or action or, to the best current  actual  knowledge of the Company, threat of suit,  proceeding  or action has been  asserted  or made  against  the
Company  within  the last five  years due to  alleged  bodily  injury,  disease, medical  condition,  death or property  damage  arising  out of the  function or malfunction of a product, procedure or service designed,  manufactured,  sold or distributed by the Company.

          2.21 LITIGATION.  There is no legal action, suit, arbitration or other legal,  administrative  or other  governmental  proceeding  pending  or,  to the knowledge of the  Company,  threatened  against or affecting  the Company or its properties, assets or business, and after reasonable investigation,  the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other  proceeding.  The Company is not in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          2.22 LICENSES. The Company possesses from all appropriate governmental authorities all licenses,  permits,  authorizations,  approvals,  franchises and rights necessary for the Company to engage in the business  currently  conducted by it, all of which are in full force and effect.

          2.23  INTERESTED  PARTY  TRANSACTIONS.  Except  as  set  forth  in the
Disclosures, no officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had,  either  directly or  indirectly,
(a) an interest in any Person that (i)  furnishes or sells  services or products that  are  furnished  or sold or are  proposed  to be  furnished  or sold by the
Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the
Company is a party or by which it may be bound or affected,  that would  require disclosure  pursuant to Section 404 of Regulation S-B as  promulgated  under the
Securities Act.

          2.24 ENVIRONMENTAL MATTERS.

               (a) To the  knowledge  of the  Company,  the  Company  has  never generated, used, handled, treated, released, stored or disposed of any Hazardous
Materials  on any  real  property  on  which  it now has or  previously  had any leasehold  or  ownership  interest,  except in  compliance  with all  applicable
Environmental Laws.

               (b) To the knowledge of the Company,  the  historical and present operations of the business of the Company are in compliance  with all applicable
Environmental  Laws, except where any  non-compliance  has not had and would not reasonably be expected to have a material adverse effect on the Condition of the
Company.

               (c) There are no  material  pending or, to the  knowledge  of the
Company,  threatened,  demands,  claims,  information  requests  or  notices  of
noncompliance   or  violation   against  or  to  the  Company  relating  to  any
Environmental Law; and, to the knowledge of the Company, there are no conditions or  occurrences  on any of the real  property  used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices  against or to the  Company,  except such as have not had, and would not  reasonably  be expected  to have,  a material  adverse  effect on the
Condition of the Company.

               (d) To the knowledge of the Company, (i) the Company has not sent or disposed of,  otherwise had taken or transported,  arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner  participated or been involved in the taking of or disposal or release of a  Hazardous  Material  to or at a site that is  contaminated  by any  Hazardous
Material or that,  pursuant to any Environmental Law, (A) has been placed on the
"National  Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative  order or
other  request  to  take  "removal",  "remedial",   "corrective"  or  any  other
"response"  action, as defined in any Environmental Law, or to pay for the costs of any such action at the site;  (ii) the Company is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice,  request for information or other communication from any governmental  authority or other third party with  respect to a release or  threatened  release of any  Hazardous
Material or a violation or alleged violation of any  Environmental  Law, and has not received  (and has no basis to reasonably  expect to receive)  notice of any claims from any Person relating to property  damage,  natural resource damage or to personal  injuries  from exposure to any  Hazardous  Material;  and (iii) the
Company  has timely  filed  every  report  required  to be filed,  acquired  all necessary certificates,  approvals and permits, and generated and maintained all required data,  documentation and records under all  Environmental  Laws, in all such  instances  except  where  the  failure  to do so would not  reasonably  be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Company.

          2.25 QUESTIONABLE  PAYMENTS. To the knowledge of the Company,  neither the  Company  nor  any  director,  officer,  agent,  employee  or  other  Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful  contributions,  gifts,  entertainment  or other unlawful  expenses relating to political activity; made any direct or indirect unlawful payments to
government   officials  or  employees  from  corporate  funds;   established  or
maintained any unlawful or unrecorded fund of corporate  monies or other assets;
made  any  false or  fictitious  entries  on the  books  of  record  of any such corporations;  or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          2.26 OBLIGATIONS TO OR BY  STOCKHOLDERS.  The Company has no liability or obligation or commitment to any  Stockholder  or any Affiliate or "associate"
(as  such  term  is  defined  in  Rule  405  under  the  Securities  Act) of any
Stockholder,  nor does any  Stockholder  or any such Affiliate or associate have any liability, obligation or commitment to the Company.

          2.27  DUTY  TO  MAKE   INQUIRY.   To  the  extent   that  any  of  the
representations  or warranties in this Section 2 are qualified by "knowledge" or
"belief,"  the  Company  represents  and  warrants  that  it has  made  due  and reasonable  inquiry  and  investigation  concerning  the  matters  to which such representations and warranties relate,  including,  but not limited to, diligent inquiry of its directors, officers and key personnel.

          2.28  DISCLOSURE.  There is no fact  relating to the Company  that the
Company has not disclosed to Parent and  Acquisition  Corp. in writing which has had or is  currently  having a material and adverse  effect nor,  insofar as the
Company can now foresee,  will materially and adversely affect, the Condition of the  Company.  No  representation  or  warranty  by the  Company  herein  and no information  disclosed  in the  schedules  or  exhibits  hereto  by the  Company contains any untrue  statement  of a material  fact or omits to state a material
fact  necessary  to  make  the  statements   contained  herein  or  therein  not
misleading.

3. Representations and Warranties of Parent and Acquisition Corp.

          Parent and Acquisition  Corp.  represent and warrant to the Company as follows.  Notwithstanding anything to the contrary contained herein,  disclosure of items in the Parent SEC  Documents  (as defined  below) shall be deemed to be disclosure  of such  items for all  purposes  under this  Agreement,  including, without limitation,  for all applicable representations and warranties of Parent and Acquisition Corp.:

          3.1 ORGANIZATION AND STANDING.  Parent is a corporation duly organized and  existing  in good  standing  under  the  laws  of the  State  of  Delaware.
Acquisition  Corp. is a corporation duly organized and existing in good standing under the laws of the State of  Delaware.  Parent  and  Acquisition  Corp.  have heretofore  delivered  to the  Company  complete  and  correct  copies  of their respective  Certificate  or  Articles  of  Incorporation  and  By-laws as now in effect.  Parent and Acquisition Corp. have full corporate power and authority to carry on their respective  businesses as they are now being conducted and as now proposed to be conducted  and to own or lease their  respective  properties  and assets.  Neither  Parent nor  Acquisition  Corp.  has any  subsidiaries  (except
Parent's  ownership of Acquisition Corp.) or direct or indirect interest (by way of stock  ownership or otherwise) in any firm,  corporation,  limited  liability company, partnership, association or business. Parent owns all of the issued and outstanding  capital stock of Acquisition Corp. free and clear of all Liens, and
Acquisition  Corp.  has no outstanding  options,  warrants or rights to purchase capital stock or other equity  securities of Acquisition  Corp.,  other than the capital  stock  owned by Parent.  Unless the  context  otherwise  requires,  all references  in this  Section  3 to the  "Parent"  shall  be  treated  as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

          3.2 CORPORATE  AUTHORITY.  Each of Parent and/or Acquisition Corp. (as
the case may be) has full corporate power and authority to enter into the Merger
Documents and the other agreements to be made pursuant to the Merger  Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings  required for the  authorization,  execution,  delivery and performance of the Merger  Documents and such other  agreements and documents by
Parent and/or  Acquisition Corp. (as the case may be) have been duly and validly taken or will  have  been so  taken  prior to the  Closing.  Each of the  Merger
Documents  constitutes  a legal,  valid and binding  obligation of Parent and/or
Acquisition  Corp.  (as the case  may  be),  each  enforceable  against  them in accordance  with  their  respective  terms,  except as such  enforcement  may be
limited  by  bankruptcy,  insolvency,   reorganization  or  other  similar  laws
affecting creditors' rights generally and by general principles of equity.

          3.3 BROKER'S AND FINDER'S FEES. No person, firm,  corporation or other entity is entitled  by reason of any act or  omission  of Parent or  Acquisition
Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the  Certificate of Merger, or with respect to the consummation of the transactions  contemplated hereby  or  thereby,  except  as  set  forth  in  the  Disclosures.  Parent  and
Acquisition Corp. jointly and severally  indemnify and hold the Company harmless from and against any and all loss,  claim or  liability  arising out of any such claim  from any other  Person who claim they  introduced  Parent or  Acquisition
Corp. to the Company, or assisted them with the transactions  contemplated by or described herein.

          3.4  CAPITALIZATION OF PARENT.  The authorized capital stock of Parent consists of (a)  250,000,000  shares of common stock,  par value $0.01 per share
(the "PARENT COMMON STOCK"),  of which not more than 1,900,000  shares,  held by not less  than  125  shareholder  of  record,  will be  issued  and  outstanding immediately  following the Effective  Time to holders of the Parent Common Stock immediately  prior to the Effective  Time.  Parent has no  outstanding  options, rights or commitments to issue shares of Parent Common Stock or any other Equity
Security of Parent or Acquisition Corp., and there are no outstanding securities convertible  or  exercisable  into or  exchangeable  for shares of Parent Common
Stock or any other Equity  Security of Parent or Acquisition  Corp.  There is no
voting trust,  agreement or arrangement  among any of the beneficial  holders of
Parent  Common Stock  affecting  the  nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding  shares of the capital stock of Parent are validly issued and  outstanding,  fully paid and non-assessable,  and none of such shares have been  issued in  violation  of the preemptive rights of any person.

          3.5 ACQUISITION  CORP.  Acquisition  Corp. is a wholly-owned  Delaware subsidiary of Parent that was formed  specifically for the purpose of the Merger and that has not conducted  any business or acquired any property,  and will not conduct any business or acquire any property  prior to the Closing Date,  except
in  preparation   for  and  otherwise  in  connection   with  the   transactions
contemplated  by this  Agreement,  the  Certificate  of  Merger  and  the  other agreements to be made pursuant to or in connection  with this  Agreement and the
Certificate of Merger.

          3.6 VALIDITY OF SHARES. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof,  when issued and delivered in accordance with the terms hereof and of the  Certificate of Merger,  shall be duly and validly  issued,  fully paid and  non-assessable.  Based in part on the representations  and warranties of the Stockholders as contemplated by Section 4 hereof and  assuming  the accuracy  thereof,  the issuance of the Parent  Common
Stock upon the Merger  pursuant  to Section  1.5(a)(ii)  will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration  requirements of any applicable state blue sky or securities laws.

          3.7 SEC  REPORTING  AND  COMPLIANCE.  (a) Parent filed a  registration statement on Form SB-2 under the  Securities  Act which  became  effective on or about  February 28,  2006.  Since  February 28, 2006,  Parent has filed with the
Commission all reports required to be filed pursuant to the Securities Act.

               (b) Parent has made  available  to the Company  true and complete copies of the registration statements,  information statements and other reports
(collectively,  the  "PARENT  SEC  DOCUMENTS")  filed  by the  Parent  with  the
Commission.  None of the Parent SEC  Documents,  as of their  respective  dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

               (c) Except for a Form 8-K filed on June 23, 2006,  Parent has not filed,  and nothing has occurred  with respect to which Parent would be required to file,  any report on Form 8-K.  Prior to and until the  Closing,  Parent will provide to the Company  copies of any and all  amendments or  supplements to the
Parent SEC Documents  filed with the Commission and all subsequent  registration statements  and reports  filed by Parent  subsequent to the filing of the Parent
SEC  Documents  with  the  Commission  and any and  all  subsequent  information statements,  proxy  statements,  reports or notices filed by the Parent with the
Commission or delivered to the stockholders of Parent.

               (d) Parent is not an  investment  company  within the  meaning of
Section 3 of the Investment Company Act.

               (e)  The  shares  of  Parent  Common  Stock  are  quoted  on  the
Over-the-Counter  (OTC) Bulletin Board under the symbol  "EGMR.OB" and Parent is in compliance in all material respects with all rules and regulations of the OTC
Bulletin Board applicable to it and the Parent Common Stock.

               (f) Between the date hereof and the Closing  Date,  Parent  shall continue to satisfy the filing  requirements  of the  Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board.

               (g)  Parent  has  otherwise  complied  with the  Securities  Act,
Exchange Act and all other applicable federal and state securities laws.

          3.8  FINANCIAL  STATEMENTS.  The balance  sheets,  and  statements  of operations,  stockholders'  equity  and cash flows  contained  in the Parent SEC
Documents  (the  "PARENT  FINANCIAL  STATEMENTS")  (i)  have  been  prepared  in accordance  with GAAP applied on a basis  consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits),  (ii) are in accordance  with the books and records of the Parent,  and
(iii) present  fairly in all material  respects the  financial  condition of the
Parent at the dates  therein  specified  and the results of its  operations  and changes in financial position for the periods therein  specified.  The financial statements  included in the Form SB-2 are audited by Morgan & Company,  Parent's
independent   registered  public  accounting  firm.  The  financial  information included in the Quarterly  Report on Form 10-QSB for the quarter ended April 30,
2006 is unaudited,  but reflects all adjustments  (including  normally recurring accounts)  that  Parent  considers  necessary  for a fair  presentation  of such information  and  has  been  prepared  in  accordance  with  generally  accepted accounting principles, consistently applied.

          3.9 GOVERNMENTAL CONSENTS. All material consents,  approvals,  orders,
or   authorizations   of,  or   registrations,   qualifications,   designations,
declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger  shall have been  obtained  prior to, and be  effective as of, the
Closing.

          3.10  COMPLIANCE  WITH  LAWS AND  OTHER  INSTRUMENTS.  The  execution, delivery and performance by Parent and/or  Acquisition  Corp. of this Agreement, the  Certificate  of  Merger  and the other  agreements  to be made by Parent or
Acquisition  Corp.  pursuant  to or in  connection  with this  Agreement  or the
Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the  transactions  contemplated  by the Merger  Documents  will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii)
any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court,  or (iv) any  provision  of their  respective  charters  or by-laws  as  amended  and in effect on and as of the  Closing  Date and will not violate or be in conflict  with,  result in a breach of or  constitute  (with or without  notice  or  lapse  of  time,  or both) a  default  under  any  material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other  agreement or contract to which Parent or Acquisition  Corp. is a party or by  which  Parent  and/or  Acquisition  Corp.  or  any  of  their  respective properties is bound.

          3.11 NO GENERAL  SOLICITATION.  In issuing  Parent Common Stock in the
Merger hereunder,  neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

          3.12 BINDING  OBLIGATIONS.  The Merger Documents constitute the legal, valid and  binding  obligations  of the Parent and  Acquisition  Corp.,  and are enforceable  against the Parent and Acquisition  Corp., in accordance with their
respective  terms,   except  as  such  enforcement  is  limited  by  bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          3.13  ABSENCE  OF   UNDISCLOSED   LIABILITIES.   Neither   Parent  nor
Acquisition Corp. has any obligation or liability  (whether  accrued,  absolute, contingent,  liquidated or otherwise, whether due or to become due), arising out of any  transaction  entered  into at or prior  to the  Closing,  except  (a) as disclosed  in the  Parent  SEC  Documents,  (b) to the  extent  set  forth on or reserved  against in the balance  sheet of Parent in the most recent  Parent SEC
Document filed by Parent (the "PARENT BALANCE SHEET") or the notes to the Parent
Financial  Statements,  (c) current  liabilities  incurred and obligations under agreements  entered into in the usual and ordinary  course of business since the date of the balance  sheet which  appears in the most recent Parent SEC Document filed by Parent (the "PARENT BALANCE SHEET DATE"),  none of which  (individually or in the aggregate)  materially and adversely affects the condition  (financial or otherwise),  properties, assets, liabilities, business operations, results of operations  or prospects of the Parent or  Acquisition  Corp.,  taken as a whole
(the  "CONDITION OF THE PARENT"),  and (d) by the specific  terms of any written agreement,  document  or  arrangement  attached  as an exhibit to the Parent SEC
Documents.

          3.14 CHANGES. Since the Parent Balance Sheet Date, except as disclosed in the  Parent  SEC  Documents,  the  Parent  has not (a)  incurred  any  debts, obligations or  liabilities,  absolute,  accrued or, to the Parent's  knowledge, contingent,  whether  due or to  become  due,  except  for  current  liabilities incurred  in the usual  and  ordinary  course of  business,  (b)  discharged  or satisfied  any Liens  other  than  those  securing,  or paid any  obligation  or liability other than, current  liabilities shown on the Parent Balance Sheet and current  liabilities  incurred since the Parent Balance Sheet Date, in each case in the  usual and  ordinary  course  of  business,  (c)  mortgaged,  pledged  or subjected to Lien any of its assets,  tangible or intangible,  other than in the usual and ordinary  course of business,  (d) sold,  transferred or leased any of its assets,  except in the usual and ordinary course of business,  (e) cancelled or  compromised  any debt or claim,  or waived or released any right of material value,  (f) suffered any physical  damage,  destruction  or loss (whether or not covered by  insurance)  which  could  reasonably  be expected to have a material adverse effect on the Condition of the Parent,  (g) entered into any transaction other than in the usual and ordinary  course of business,  (h)  encountered  any labor union  difficulties,  (i) made or granted  any wage or salary  increase or made any  increase  in the  amounts  payable  under any profit  sharing,  bonus, deferred compensation,  severance pay, insurance,  pension,  retirement or other employee  benefit  plan,  agreement or  arrangement,  other than in the ordinary course of business consistent with past practice, or entered into any employment agreement,  (j)  issued  or sold any  shares of  capital  stock,  bonds,  notes, debentures or other securities or granted any options (including  employee stock options),  warrants or other rights with respect  thereto,  (k) declared or paid any dividends on or made any other  distributions  with respect to, or purchased or redeemed,  any of its outstanding  capital stock, (l) suffered or experienced any change in, or condition  affecting,  the  financial  condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business,  none of which (either by itself or in conjunction with all such other changes,  events and conditions) could reasonably be expected to have a material adverse  effect  on the  Condition  of the  Parent,  (m) made any  change in the accounting  principles,  methods or practices  followed by it or depreciation or amortization  policies or rates theretofore  adopted,  (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party,  (o)  suffered  any  material  loss not  reflected  in the Parent
Balance  Sheet or its  statement  of  income  for the year  ended on the  Parent
Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special  compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant,
(q)  made or  agreed  to make  any  charitable  contributions  or  incurred  any non-business expenses in excess of $5,000 in the aggregate,  or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          3.15 TAX RETURNS AND AUDITS. All required federal, state and local Tax
Returns of the Parent have been accurately prepared in all material respects and duly and timely  filed,  and all federal,  state and local Taxes  required to be paid with  respect to the periods  covered by such returns have been paid to the extent that the same are material and have become due,  except where the failure so to file or pay could not  reasonably  be expected to have a material  adverse effect  upon the  Condition  of the  Parent.  The Parent is not and has not been delinquent  in the payment of any Tax.  The Parent has not had a Tax  deficiency assessed  against it. None of the  Parent's  federal  income tax returns nor any state or local income or franchise tax returns has been audited by  governmental authorities.  The reserves for Taxes  reflected on the Parent  Balance Sheet are sufficient  for the  payment of all  unpaid  Taxes  payable  by the Parent  with respect  to the period  ended on the Parent  Balance  Sheet  Date.  There are no
federal,  state,  local  or  foreign  audits,   actions,   suits,   proceedings,

investigations,  claims or administrative  proceedings  relating to Taxes or any
Tax  Returns of the  Parent now  pending,  and the Parent has not  received  any
notice  of  any  proposed  audits,  investigations,   claims  or  administrative
proceedings relating to Taxes or any Tax Returns.

          3.16 EMPLOYEE  BENEFIT  PLANS;  ERISA.  (a) Except as disclosed in the
Parent SEC Documents,  there are no "employee benefit plans" (within the meaning of Section  3(3) of ERISA)  nor any other  employee  benefit  or fringe  benefit arrangements,  practices,  contracts,  policies or programs  other than programs
merely  involving  the  regular  payment  of  wages,  commissions,   or  bonuses
established, maintained or contributed to by the Parent. Any plans listed in the
Parent SEC Documents are hereinafter referred to as the "PARENT EMPLOYEE BENEFIT
PLANS."

               (b) Any  current  and prior  material  documents,  including  all amendments thereto,  with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

               (c) All Parent Employee Benefit Plans are in material  compliance with the applicable  requirements  of ERISA,  the Code and any other  applicable state, federal or foreign law.

               (d) There are no  pending,  or to the  knowledge  of the  Parent, threatened,  claims or lawsuits  which have been asserted or instituted  against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent  Employee  Benefit  Plans or against any fiduciary of a Parent
Employee Benefit Plan with respect to the operation of such plan.

               (e)  There is no  pending,  or to the  knowledge  of the  Parent, threatened,  investigation  or pending  or  possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal
Revenue  Service  or any other  government  agency  with  respect  to any Parent
Employee Benefit Plan.

               (f)  No  actual  or,  to  the  knowledge  of  Parent,  contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other  expense or  obligation  of any Parent  Employee  Benefit Plan, except as disclosed on the financial  statements of the Parent or the Parent SEC
Documents,  and to the knowledge of the Parent,  no contingent  liability exists under  ERISA with  respect to any  "multi-employer  plan," as defined in Section
3(37) or Section 4001(a)(3) of ERISA.

               (g) No events have occurred or are expected to occur with respect to any Employee  Benefit Plan that would cause a material change in the costs of providing  benefits  under such Employee  Benefit Plan or would cause a material change in the cost of providing for other  liabilities of such Employee  Benefit
Plan.

          3.17 LITIGATION.  There is no legal action, suit, arbitration or other legal,  administrative  or other  governmental  proceeding  pending  or,  to the knowledge  of  the  Parent,  threatened  against  or  affecting  the  Parent  or
Acquisition Corp. or their properties,  assets or business.  To the knowledge of the Parent,  neither Parent nor Acquisition  Corp. is in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          3.18 INTERESTED PARTY TRANSACTIONS.  Except as disclosed in the Parent
SEC  Documents,  no  officer,  director  or  stockholder  of the  Parent  or any
Affiliate  or  "associate"  (as  such  term is  defined  in Rule 405  under  the
Securities Act) of any such Person or the Parent has or has had, either directly or  indirectly,  (a) an  interest  in any  Person  that (i)  furnishes  or sells services or products  that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

          3.19 QUESTIONABLE PAYMENTS.  Neither the Parent, Acquisition Corp. nor
to the knowledge of the Parent, any director,  officer, agent, employee or other
Person  associated with or acting on behalf of the Parent or Acquisition  Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other  unlawful  expenses  relating to  political  activity;  made any direct or indirect unlawful  payments to government  officials or employees from corporate funds;  established or maintained  any unlawful or unrecorded  fund of corporate monies or other  assets;  made any false or  fictitious  entries on the books of record of any such corporations;  or made any bribe, rebate,  payoff,  influence payment, kickback or other unlawful payment.

          3.20  OBLIGATIONS  TO OR BY  STOCKHOLDERS.  Except as disclosed in the
Parent SEC Documents, the Parent has no liability or obligation or commitment to any  stockholder  of Parent or any  Affiliate  or  "associate"  (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent,  nor does any  stockholder  of Parent or any such  Affiliate  or  associate  have any liability, obligation or commitment to the Parent.

          3.21  ASSETS  AND  CONTRACTS.  Except as  expressly  set forth in this
Agreement,  the Parent  Balance  Sheet or the notes  thereto,  or the Parent SEC
Documents,  the Parent is not a party to any written or oral  agreement not made in the ordinary  course of business that is material to the Parent.  Parent does not own any real property.  Except as expressly set forth in this Agreement, the
Parent Balance Sheet or the notes thereto,  or the Parent SEC Documents,  Parent is not a party to or otherwise  barred by any written or oral (a) agreement with any labor  union,  (b)  agreement  for the  purchase of fixed  assets or for the purchase of  materials,  supplies  or  equipment  in excess of normal  operating requirements,  (c)  agreement  for the  employment  of any  officer,  individual employee or other Person on a full-time  basis or any agreement  with any Person for consulting services, (d) bonus, pension, profit sharing,  retirement,  stock purchase, stock option, deferred compensation,  medical, hospitalization or life insurance or similar plan,  contract or understanding with respect to any or all of the employees of Parent or any other Person,  (e)  indenture,  loan or credit
agreement,  note  agreement,  deed  of  trust,  mortgage,   security  agreement,
promissory  note or other  agreement  or  instrument  relating to or  evidencing
Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness,  (f) guaranty of any Indebtedness,  (g)
lease or  agreement  under which  Parent is lessee of or holds or  operates  any property,  real or personal,  owned by any other Person,  (h) lease or agreement under  which  Parent is lessor or  permits  any  Person to hold or  operate  any property,  real or  personal,  owned or  controlled  by  Parent,  (i)  agreement granting any  preemptive  right,  right of first refusal or similar right to any
Person,  (j) agreement or arrangement  with any Affiliate or any "associate" (as such term is  defined  in Rule 405 under  the  Securities  Act) of Parent or any present or former  officer,  director or  stockholder  of Parent,  (k) agreement obligating  Parent  to  pay  any  royalty  or  similar  charge  for  the  use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative,  sales agency, franchise  or  advertising  contract or  commitment,  (n)  agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p)
agreement or other  commitment or arrangement  with any Person  continuing for a period of more  than  three  months  from the  Closing  Date  that  involves  an expenditure  or receipt by Parent in excess of $1,000.  The Parent  maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business, premises,  properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit
relationship   or  safety  deposit  box  of  Parent  in  effect   following  the
consummation of the Merger and the transactions contemplated hereby.

          3.22  EMPLOYEES.  Other than  pursuant  to  ordinary  arrangements  of employment compensation,  Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

          3.23  INVOLVEMENT  IN CERTAIN LEGAL  PROCEEDINGS.  To the knowledge of
Parent,  no holders of Parent Common Stock at the Effective  Time is or has been subject to (i) any legal  proceeding that would require  disclosure  pursuant to
Section 401 (d) of Regulation  S-B as  promulgated  under the  Securities Act of
1933  if  such  holder  were an  executive  officer  or  director  or  (ii)  any investigation  or  proceeding by the  Securities  and Exchange  Commission,  the
National  Association of Securities Dealers,  the New York Stock Exchange or any
other regulatory organization.

          3.24  NOTICE  OF  APPRAISAL   RIGHTS.   In  connection  with  Parent's
reincorporation  from the State of Nevada to the State of  Delaware,  Parent has
delivered a written  dissenters'  notice to all stockholders  entitled to assert dissenters' rights in full compliance with the Nevada Revised Statutes.

          3.25  DISCLOSURE.  There is no fact relating to Parent that Parent has not disclosed to the Company in writing that  materially  and adversely  affects nor,  insofar as Parent can now foresee,  will materially and adversely  affect,
the  condition  (financial  or  otherwise),   properties,  assets,  liabilities,
business   operations,   results  of  operations  or  prospects  of  Parent.  No
representation or warranty by Parent herein and no information  disclosed in the schedules  or  exhibits  hereto by Parent  contains  any untrue  statement  of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4. Additional Representations, Warranties and Covenants of the Stockholders.

          Promptly after the Effective Time,  Parent shall cause to be mailed to each holder of record of Company  Common  Stock that was  converted  pursuant to
Section 1.5 hereof  into the right to receive  Parent  Common  Stock a letter of
transmittal   ("Letter  of   Transmittal")   which  shall   contain   additional
representations, warranties and covenants of such Stockholder, including without limitation,  that (i) such  Stockholder  has full right,  power and authority to deliver such Company Common Stock and Letter of  Transmittal,  (ii) the delivery of such Company Common Stock will not violate or be in conflict with,  result in a breach  of or  constitute  a  default  under,  any  indenture,  loan or credit agreement,  deed of trust,  mortgage,  security  agreement or other agreement or
instrument  to  which  such  Stockholder  is  bound  or  affected,   (iii)  such
Stockholder has good, valid and marketable title to all shares of Company Common
Stock indicated in such Letter of Transmittal (iv) such Stockholder is acquiring
Parent Common Stock for investment  purposes,  and not with a view to selling or otherwise  distributing  such Parent Common Stock in violation of the Securities
Act or the securities  laws of any state,  and (v) such  Stockholder  has had an opportunity  to ask and receive  answers to any questions such  Stockholder  may have had concerning the terms and conditions of the Merger and the Parent Common
Stock and has obtained any  additional  information  that such  Stockholder  has requested. Delivery shall be effected, and risk of loss and title to the Company
Common  Stock shall pass,  only upon  delivery to the Parent (or an agent of the
Parent) of (x)  certificates  evidencing  ownership  thereof as  contemplated by
Section 1.6 hereof (or  affidavit  of lost  certificate),  and (y) the Letter of
Transmittal   containing   the   representations,   warranties   and   covenants
contemplated by this Section 4.

5. Conduct of Businesses Pending the Merger.

          5.1 CONDUCT OF BUSINESS  BY THE COMPANY  PENDING THE MERGER.  Prior to
the Effective Time,  unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                    (i) the business of the Company  shall be conducted  only in the ordinary course;

                    (ii)  the  Company  shall  not (A)  directly  or  indirectly redeem,  purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire  any  shares  of  its  capital  stock;  (B)  amend  its  Certificate  of
Incorporation or By-laws except to effectuate the  transactions  contemplated in the  Disclosures  or (C) split,  combine or reclassify the  outstanding  Company
Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

                    (iii) the Company  shall not (A) issue or agree to issue any additional shares of, or options,  warrants or rights of any kind to acquire any shares of,  Company  Stock,  except to issue  shares of Company  Common Stock in connection with any matter relating to the Disclosures (B) acquire or dispose of any fixed  assets or acquire or dispose of any other  substantial  assets  other than in the ordinary course of business;  (C) incur  additional  Indebtedness or any other  liabilities  or enter  into any other  transaction  other than in the ordinary course of business; (D) enter into any contract, agreement,  commitment or  arrangement  with  respect  to any  of  the  foregoing;  or  (E)  except  as contemplated by this Agreement, enter into any contract,  agreement,  commitment or arrangement to dissolve,  merge, consolidate or enter into any other material business combination;

                    (iv) the  Company  shall use its best  efforts  to  preserve intact the business  organization of the Company,  to keep available the service of its present  officers  and key  employees,  and to preserve  the good will of those having business relationships with it;

                    (v) the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any  attorney,  accountant  or other representative  retained by it to, make, solicit,  encourage any inquiries with  respect  to, or engage in any  negotiations  concerning,  any  Acquisition
Proposal (as defined below).  The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for  information) and the substance thereof. As used in this paragraph,  "Acquisition  Proposal" shall mean any  proposal  for a merger or other  business  combination  involving  the
Company or for the  acquisition  of a substantial  equity  interest in it or any material assets of it other than as contemplated by this Agreement.  The Company will  immediately  cease and cause to be  terminated  any  existing  activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

                    (vi) the  Company  will not  enter  into any new  employment agreements with any of its current  officers or employees or grant any increases in the  compensation  or benefits of its  officers  and  employees  or amend any employee benefit plan or arrangement.

          5.2 CONDUCT OF BUSINESS BY PARENT AND  ACQUISITION  CORP.  PENDING THE
MERGER. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                    (i) the business of Parent and  Acquisition  Corp.  shall be conducted only in the ordinary course; PROVIDED, HOWEVER, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. as of the Closing Date;

                    (ii) Except as provided in Schedule 5.2,  neither Parent nor
Acquisition Corp. shall (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem,  purchase  or  otherwise  acquire  any shares of its capital  stock;  (B) amend its charter or by-laws other than to  effectuate  the transactions  contemplated  hereby;  or (C)  split,  combine or  reclassify  its capital stock or declare,  set aside or pay any dividend  payable in cash, stock or property or make any distribution with respect to such stock; and

                    (iii) Except as provided in Schedule 5.2, neither Parent nor
Acquisition Corp. shall (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock;
(B)  acquire  or dispose of any  assets  other  than in the  ordinary  course of business (except for dispositions in connection with Section 5.2(i) hereof); (C)
incur additional  Indebtedness or any other  liabilities or enter into any other transaction  except in the  ordinary  course  of  business;  (D) enter  into any contract,  agreement,  commitment  or  arrangement  with  respect  to any of the foregoing,  or (E)  except as  contemplated  by this  Agreement,  enter into any contract,  agreement,  commitment or arrangement to dissolve, merge, consolidate
or  enter  into  any  other  material   business  contract  or  enter  into  any
negotiations in connection therewith.

                    (iv) neither the Parent nor Acquisition Corp. will, nor will they  authorize  any  director or authorize or permit any officer or employee or any  attorney,  accountant  or other  representative  retained by them to, make, solicit,  encourage any inquiries with respect to, or engage in any negotiations concerning,  any  Acquisition  Proposal  (as defined  below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such  inquiries or proposals  (or requests for  information)  and the  substance thereof.  As used in this  Section  5,  "ACQUISITION  PROPOSAL"  shall  mean any proposal  for a merger or other  business  combination  involving  the Parent or
Acquisition  Corp. or for the  acquisition of a substantial  equity  interest in either  of  them  or any  material  assets  of  either  of  them  other  than as contemplated by this Agreement.  The Parent will immediately  cease and cause to be terminated  any existing  activities,  discussions or  negotiations  with any person conducted heretofore with respect to any of the foregoing; and

                    (v) neither the Parent nor Acquisition Corp. will enter into any new employment  agreements  with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

6. Additional Agreements.

          6.1 ACCESS AND INFORMATION.  The Company, Parent and Acquisition Corp.
shall each afford to the other and to the other's accountants, counsel and other representatives  full access during normal business hours  throughout the period prior  to  the  Effective  Time  to all of  its  properties,  books,  contracts, commitments  and records  (including  but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its  business,  properties  and  personnel  as such other  party may  reasonably request,  provided  that no  investigation  pursuant  to this  Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information
(other than such information which (i) is already in such party's  possession or
(ii)  becomes  generally  available  to the  public  other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors,  or (iii)  becomes  available  to such party on a  non-confidential basis from a source other than a party  hereto or its  advisors,  provided  that such  source  is not  known  by such  party  to be  bound  by a  confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly  available;  PROVIDED,
HOWEVER,  that  (A) any  such  information  may be  disclosed  to  such  party's directors,  officers, employees and representatives of such party's advisors who need to know such  information  for the purpose of evaluating  the  transactions
contemplated  hereby  (it  being  understood  that  such  directors,   officers,
employees  and   representatives   shall  be  informed  by  such  party  of  the
confidential nature of such information), (B) any disclosure of such information may be made as to  which  the  party  hereto  furnishing  such  information  has consented in writing,  and (C) any such information may be disclosed pursuant to a judicial,  administrative or governmental order or request; PROVIDED, however, that the  requested  party will  promptly  so notify the other party so that the other party may seek a  protective  order or  appropriate  remedy  and/or  waive compliance with this Agreement and if such  protective  order or other remedy is not  obtained or the other party  waives  compliance  with this  provision,  the requested  party will  furnish only that  portion of such  information  which is legally required and will exercise its best efforts to obtain a protective order or other  reliable  assurance that  confidential  treatment will be accorded the information furnished. If this Agreement is terminated,  each party will deliver to the other all documents and other materials  (including  copies)  obtained by such party or on its behalf from the other  party as a result of this  Agreement or in  connection  herewith,  whether so obtained  before or after the execution hereof.

          6.2 ADDITIONAL AGREEMENTS.  Subject to the terms and conditions herein provided,  each of the parties hereto agrees to use its commercially  reasonable efforts  to take,  or cause to be taken,  all  action  and to do, or cause to be done,  all things  necessary,  proper or  advisable  under  applicable  laws and regulations to consummate and make effective the  transactions  contemplated  by this Agreement,  including using its commercially  reasonable efforts to satisfy the conditions  precedent to the  obligations of any of the parties  hereto,  to obtain all necessary  waivers,  and to lift any injunction or other legal bar to the Merger (and,  in such case, to proceed with the Merger as  expeditiously  as possible). In order to obtain any necessary governmental or regulatory action or non-action,  waiver, consent, extension or approval, each of Parent, Acquisition
Corp. and the Company  agrees to take all  reasonable  actions and to enter into all reasonable  agreements as may be necessary to obtain timely  governmental or regulatory  approvals and to take such further action in connection therewith as may be  necessary.  In case at any time  after the  Effective  Time any  further action is necessary  or  desirable to carry out the purposes of this  Agreement, the proper  officers  and/or  directors  of Parent,  Acquisition  Corp.  and the
Company shall take all such necessary action.

          6.3  PUBLICITY.  No party  shall  issue  any press  release  or public announcement  pertaining  to the Merger that has not been agreed upon in advance by  Parent  and the  Company,  except  as  Parent  reasonably  determines  to be necessary  in  order  to  comply  with the  rules  of the  Commission  or of the principal  trading exchange or market for Parent Common Stock,  provided that in such case  Parent  will use its best  efforts  to allow  Company  to review  and reasonably approve any same prior to its release.

          6.4  APPOINTMENT OF DIRECTORS AND OFFICERS.  Immediately  prior to the
Effective Time, Parent shall accept the resignations of the current officers and directors of Parent and shall cause the persons listed as directors and officers in EXHIBIT D hereto to be elected to the Board of  Directors  and  appointed  as officers of Parent as of the  Effective  Time.  At the first  annual  meeting of
Parent's stockholders and thereafter,  the election of members of Parent's Board of Directors shall be accomplished in accordance with the by-laws of Parent.

          6.5 PARENT NAME CHANGE AND EXCHANGE  LISTING.  At the Effective  Time,
Parent shall take all required  legal  actions to change its  corporate  name to
SWMX, Inc. Promptly following the Effective Time, Parent shall take all required actions to, upon  satisfaction of the original  listing  requirements,  list the
Parent Common Stock for trading on the Nasdaq Capital Market.

          6.6 STOCK SPLITS.  For a period of 135 days from the  Effective  Time, the Parent will not (i) reverse  split the Parent  Common Stock and (ii) issue a material number of shares of Parent Common Stock or securities  exchangeable for or  convertible  into a  material  number of shares  of Parent  Common  Stock to officers,  directors or other affiliates of the Parent, which combination of (i)
and (ii) above  would have the effect of  causing a  materially  dilutive  event solely to the holders of Parent Common Stock  immediately prior to the Effective
Time.

          6.7 STOCKHOLDERS AND REGISTRATION  RIGHTS AGREEMENT.  At the Effective
time, Parent shall assume the obligations of the Company pursuant to Sections 5,
6 and 7 of that certain  Stockholder and Registration  Rights Agreement dated as of January 19, 2006, as amended, by and among the Company and its stockholders.

7. Conditions of Parties' Obligations.

          7.1 PARENT AND  ACQUISITION  CORP.  OBLIGATIONS.  The  obligations  of
Parent and Acquisition  Corp. under this Agreement and the Certificate of Merger are  subject to the  fulfillment  at or prior to the  Closing  of the  following conditions, any of which may be waived in whole or in part by Parent.

               (a) NO ERRORS,  ETC. The  representations  and  warranties of the
Company  under  this  Agreement  shall be deemed to have been made  again on the
Closing Date and shall then be true and correct in all material respects.

               (b) COMPLIANCE WITH  AGREEMENT.  The Company shall have performed and  complied  with in all  material  respects  all  agreements  and  conditions required by this  Agreement to be performed or complied  with by it on or before the Closing Date.

               (c) NO DEFAULT OR ADVERSE  CHANGE.  There  shall not exist on the
Closing  Date any  Default or Event of Default or any event or  condition  that, with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

               (d) OPINION OF COMPANY'S  COUNSEL.  Parent and Acquisition  Corp.
shall have received from Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the  Company,  an opinion  dated the Closing Date to the effect set forth in
EXHIBIT E hereto.

               (e) NO  RESTRAINING  ACTION.  No action or proceeding  before any court,  governmental  body or agency  shall have been  threatened,  asserted  or instituted to restrain or prohibit,  or to obtain substantial damages in respect of, this  Agreement  or the  Certificate  of Merger or the  carrying  out of the transactions contemplated by the Merger Documents.

               (f) SUPPORTING DOCUMENTS. Parent and Acquisition Corp. shall have received the following:

                    (1) Copies of  resolutions of the Board of Directors and the stockholders  of the  Company,  certified  by  the  Secretary  of  the  Company, authorizing and approving the execution,  delivery and performance of the Merger
Documents  and all other  documents  and  instruments  to be delivered  pursuant hereto and thereto.

                    (2) A certificate of incumbency executed by the Secretary of the  Company  certifying  the  names,  titles  and  signatures  of the  officers authorized  to execute any documents  referred to in this  Agreement and further certifying  that the  Certificate  of  Incorporation  and By-laws of the Company delivered to Parent and  Acquisition  Corp. at the time of the execution of this
Agreement have been validly adopted and have not been amended or modified.

                    (3)  Evidence as of a recent date of the good  standing  and corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign  corporation  and is in good standing in each state of the United States and in each other  jurisdiction  where the  character of the  property  owned or leased by it or the nature of its activities makes such qualification necessary.

                    (4)  Such  additional  supporting  documentation  and  other information with respect to the transactions  contemplated  hereby as Parent and
Acquisition Corp. may reasonably request.

               (g)   PROCEEDINGS   AND   DOCUMENTS.   All  corporate  and  other
proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned  herein  or  incident  to any such  transactions  shall be  reasonably satisfactory in form and substance to Parent and  Acquisition  Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting  documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

          7.2 COMPANY  OBLIGATIONS.  The  obligations  of the Company under this
Agreement and the  Certificate  of Merger are subject to the  fulfillment  at or prior to the Closing of the conditions  precedent  specified in paragraph (e) of
Section 7.1 hereof, and the following additional conditions:

               (a) NO ERRORS,  ETC. The representations and warranties of Parent and  Acquisition  Corp.  under this Agreement  shall be deemed to have been made again on the  Closing  Date and shall then be true and  correct in all  material respects.

               (b) COMPLIANCE WITH AGREEMENT. Parent and Acquisition Corp. shall have  performed and complied with in all material  respects all  agreements  and conditions  required  by this  Agreement  and the  Certificate  of  Merger to be performed or complied with by them on or before the Closing Date.

               (c) NO DEFAULT OR ADVERSE  CHANGE.  There  shall not exist on the
Closing  Date any  Default or Event of Default or any event or  condition,  that with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Parent Balance Sheet Date,  there shall have been no material adverse change in the Condition of the Parent.

               (d) OPINION OF PARENT'S  AND  ACQUISITION  CORP.'S  COUNSEL.  The
Company  shall have  received  from Cane Clark LLP,  counsel  for the Parent and
Acquisition  Corp., an opinion dated the Closing Date to the effect set forth in
EXHIBIT F hereto.

               (e) Parent  shall have  adopted the  Company's  2006 Stock Option
Plan.

               (f)  SUPPORTING  DOCUMENTS.  The Company  shall have received the following:

                    (1)  Copies  of  resolutions  of  Parent's  and  Acquisition
Corp.'s  respective  board of directors and the sole  stockholder of Acquisition
Corp., certified by their respective Secretaries,  authorizing and approving, to
the  extent  applicable,  the  execution,   delivery  and  performance  of  this
Agreement,  the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

                    (2) A certificate  of incumbency  executed by the respective
Secretaries of Parent and  Acquisition  Corp.  certifying the names,  titles and signatures of the officers  authorized  to execute the documents  referred to in this  Agreement  and further  certifying  that the  certificates  or articles of incorporation and by-laws of Parent and Acquisition Corp.  appended thereto have not been amended or modified.

                    (3) A certificate of Pacific Stock Transfer Corp.,  Parent's transfer  agent and registrar,  certifying,  as of the business day prior to the
Closing  Date, a true and complete list of the names and addresses of the record owners of all of the  outstanding  shares of Parent Common Stock,  together with the number of shares of Parent  Common  Stock held by each record  owner and the total number of shares of Parent Common Stock then outstanding.

                    (4) The executed  resignations of all directors and officers of Parent, with the director resignations to take effect at the Closing Date.

                    (5)  Evidence as of a recent date of the good  standing  and corporate  existence  of each of  Parent  and  Acquisition  Corp.  issued by the
Secretary of State of their respective states of incorporation and evidence that
Parent and  Acquisition  Corp.  are  qualified  to transact  business as foreign corporations  and are in good standing in each state of the United States and in each other  jurisdiction  where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

                    (6)  Such  additional  supporting  documentation  and  other information with respect to the transactions  contemplated hereby as the Company may reasonably request.

               (g)   PROCEEDINGS   AND   DOCUMENTS.   All  corporate  and  other
proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned herein or incident to any such  transactions  shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the  conditions  specified  in  this  Section  7.2  as  the  Company  may reasonably request.

          The Company and Parent may waive compliance with any of the conditions precedent specified in this Section 7.2.

8. Non-Survival of Representations and Warranties.

          Except as provided in Section 12, the  representations  and warranties of the  parties  made in  Sections  2 and 3 of  this  Agreement  (including  the
Schedules to the Agreement which are hereby incorporated by reference) shall not survive beyond the Effective  Time.  This Section 8 shall not limit any claim in any way based upon any certificate, opinion, covenant, or agreement which by its terms is relied upon by a party or contemplates  performance after the Effective
Time or pursuant to any other  certificate,  statement or agreement or any claim for fraud.

9. Amendment of Agreement.

          This  Agreement  and the  Certificate  of  Merger  may be  amended  or modified at any time in all respects by an instrument in writing executed (i) in the case of this  Agreement  by the  parties  hereto and (ii) in the case of the
Certificate of Merger by the parties thereto.

10.      Definitions.

          Unless  the  context  otherwise  requires,  the terms  defined in this
Section 10 shall have the  meanings  herein  specified  for all purposes of this
Agreement,  applicable to both the singular and plural forms of any of the terms herein defined.

          "ACQUISITION   CORP."  means  SWMX   Acquisition,   Inc.,  a  Delaware
corporation.

          "AFFILIATE"   shall  mean  any  Person  that  directly  or  indirectly
controls,  is  controlled  by, or is under common  control  with,  the indicated
Person.

          "AGREEMENT" shall mean this Agreement.

          "BALANCE  SHEET" and  "BALANCE  SHEET  DATE"  shall have the  meanings assigned to such terms in Section 2.10 hereof.

          "CERTIFICATE  OF MERGER" shall have the meaning  assigned to it in the second recital of this Agreement.

          "CLOSING" and "CLOSING DATE" shall have the meanings  assigned to such terms in Section 11 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMISSION"  or "SEC"  shall mean the U.S.  Securities  and  Exchange
Commission.

          "COMPANY"  shall  mean  SoftWave  Media  Exchange,  Inc.,  a  Delaware corporation.

          "COMPANY COMMON STOCK" shall mean the Common Stock of the Company.

          "CONDITION  OF THE COMPANY"  shall have the meaning  assigned to it in
Section 2.2 hereof.

          "CONDITION  OF THE PARENT"  shall have the  meaning  assigned to it in
Section 3.13 hereof.

          "DEFAULT"  shall mean a default or  failure in the due  observance  or performance of any covenant, condition or agreement on the part of a party to be observed or performed  under the terms of this  Agreement or the  Certificate of
Merger, if such default or failure in performance  shall remain  un-remedied for five (5) days.

          "DETERMINATION  DATE" shall have the meaning set forth in Section 12.6 hereof.

          "DGCL"  shall  mean  the  General  Corporation  Law  of the  State  of
Delaware.

          "EFFECTIVE  TIME" shall have the meaning assigned to it in Section 1.2 hereof.

          "EMPLOYEE  BENEFIT  PLANS"  shall have the  meaning  assigned to it in
Section 2.17 hereof.

          "ENVIRONMENTAL LAWS" means the Comprehensive  Environmental  Response,
Compensation  and Liability Act, 42 U.S.C.  ss.ss.  9601, et seq.; the Emergency
Planning and Community  Right-to-Know  Act of 1986, 42 U.S.C.  ss.ss.  11001, et
seq.;  the Resource  Conservation  and Recovery Act, 42 U.S.C.  ss.ss.  6901, et
seq.;  the Toxic  Substances  Control Act, 15 U.S.C.  ss.ss.  2601 et seq.;  the
Federal  Insecticide,  Fungicide,  and Rodenticide Act, 7 U.S.C.  ss.ss. 136, et
seq. and comparable state statutes dealing with the  registration,  labeling and use of pesticides and herbicides;  the Clean Air Act, 42 U.S.C.  ss.ss.  7401 et seq.;  the Clean Water Act (Federal  Water  Pollution  Control  Act),  33 U.S.C.
ss.ss.  1251 et seq.;  the Safe Drinking  Water Act, 42 U.S.C.  ss.ss.  300f, et
seq.; the Hazardous  Materials  Transportation  Act, 49 U.S.C.  ss.ss.  1801, et
seq.; as any of the above statutes have been amended as of the date hereof,  all rules,  regulations  and  policies  promulgated  pursuant  to any  of the  above statutes,  and  any  other  foreign,  federal,  state  or  local  law,  statute, ordinance,  rule, regulation or policy governing  environmental  matters, as the same have been amended as of the date hereof.

          "EQUITY  SECURITY"  shall  mean any stock or  similar  security  of an issuer or any  security  (whether  stock or  Indebtedness  for  Borrowed  Money)
convertible,  with or without  consideration,  into any stock or similar  equity security,  or any security  (whether stock or  Indebtedness  for Borrowed Money)
carrying  any warrant or right to  subscribe to or purchase any stock or similar security, or any such warrant or right.

          "ERISA" shall mean the Employee  Retirement  Income  Securities Act of
1974, as amended.

          "EVENT OF  DEFAULT"  shall mean (a) the  failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon,  within five (5) days after the same shall become due, whether such  Indebtedness  shall become due by scheduled maturity,  by required prepayment,  by acceleration,  by demand or  otherwise,  (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness,  or (c) the failure of the Company to perform or observe any material term,  covenant,  agreement or condition  on its part to be  performed  or  observed  under  any  agreement  or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

          "EXCHANGE  ACT" shall mean the  Securities  Exchange  Act of 1934,  as amended.

          "FAIR  MARKET  VALUE"  shall mean,  with  respect to a share of Common
Stock on any Determination Date, the average of the daily closing prices for the
10 consecutive  business days prior to such date. The closing price for each day shall be the last sales  price or in case no sale takes  place on such day,  the average of the  closing  high bid and low asked  prices,  in either  case (a) as officially quoted by the NASD over the counter bulletin board,  Nasdaq Small Cap
Market or the Nasdaq  National  Market or such other  market on which the Common
Stock is then listed for trading,  or (b) if, in the reasonable  judgment of the

Board of Directors of Parent,  the NASD  over-the-counter  bulletin  board,  the
Nasdaq Small Cap Market or the Nasdaq National Market is no longer the principal
United  States  market for the  Common  Stock,  then as quoted on the  principal
United  States  market  for the  Common  Stock  as  determined  by the  Board of
Directors  of  Parent,  or (c) if, in the  reasonable  judgment  of the Board of
Directors of the Parent,  there exists no principal United States market for the
Common Stock, then as reasonably determined by the Board of Directors of Parent.

          "GAAP" shall mean  generally  accepted  accounting  principles  in the
United States, as in effect from time to time.

          "HAZARDOUS  MATERIAL" means any substance or material  meeting any one or more of the following criteria:  (a) it is or contains a substance designated as or meeting the  characteristics  of a hazardous waste,  hazardous  substance,
hazardous  material,  pollutant,   contaminant  or  toxic  substance  under  any
Environmental  Law; (b) its presence at some  quantity  requires  investigation, notification  or remediation  under any  Environmental  Law; or (c) it contains, without limiting the foregoing,  asbestos,  polychlorinated biphenyls, petroleum hydrocarbons,  petroleum derived  substances or waste,  pesticides,  herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

          "INDEBTEDNESS"  shall mean any  obligation  of the Company which under generally accepted accounting  principles is required to be shown on the balance sheet of the Company as a  liability.  Any  obligation  secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be  Indebtedness  even  though such  obligation  is not assumed by the
Company.

          "INDEBTEDNESS  FOR BORROWED MONEY" shall mean (a) all  Indebtedness in respect of money borrowed  including,  without  limitation,  Indebtedness  which represents  the  unpaid  amount of the  purchase  price of any  property  and is incurred in lieu of borrowing money or using available funds to pay such amounts and not  constituting an account payable or expense accrual  incurred or assumed in the  ordinary  course  of  business  of the  Company,  (b)  all  Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness  guaranteed by the Company or for which the Company is otherwise contingently liable.

          "INVESTMENT  COMPANY  ACT" shall mean the  Investment  Company  Act of
1940, as amended.

          "KNOWLEDGE" and "KNOW" means,  when referring to any person or entity, the actual  knowledge of such person or entity of a  particular  matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have  "knowledge" of a particular  fact or other matter if any individual who is serving,  or who has served, as an executive officer of such entity has actual  "knowledge" of such fact or other matter,  or had actual
"knowledge"  during the time of such  service of such fact or other  matter,  or would have had "knowledge" of such particular fact or matter after due inquiry.

          "LETTER OF  TRANSMITTAL"  shall  have the  meaning  assigned  to it in
Section 4 hereof.

          "LIEN"   shall  mean  any   mortgage,   pledge,   security   interest,
encumbrance,  lien or charge of any kind,  including,  without  limitation,  any conditional  sale or other title  retention  agreement,  any lease in the nature thereof and the filing of or agreement to give any financing statement under the
Uniform  Commercial  Code of any  jurisdiction  and including any lien or charge arising by statute or other law.

          "MERGER"  shall have the meaning  assigned to it in the first  recital hereof.

          "MERGER  DOCUMENTS"  shall have the meaning  assigned to it in Section
2.6 hereof.

          "PARENT" shall mean Edgemont Resources Corp., a Delaware  corporation.

          "PARENT  BALANCE SHEET DATE" shall have the meaning  assigned to it in
Section 3.13 hereof.

          "PARENT COMMON STOCK" shall mean the common stock, par value $0.01 per share, of Parent.

          "PARENT  EMPLOYEE BENEFIT PLANS" shall have the meaning assigned to it in Section 3.16 hereof.

          "PARENT FINANCIAL STATEMENTS" shall have the meaning assigned to it in
Section 3.8 hereof.

          "PARENT  SEC  DOCUMENTS"  shall  have the  meaning  assigned  to it in
Section 3.7 hereof.

          "PERMITTED  LIENS" shall mean (a) Liens for taxes and  assessments  or governmental  charges  or levies  not at the time due or in respect of which the validity  thereof  shall  currently be  contested  in good faith by  appropriate proceedings;  (b) Liens in  respect  of  pledges  or  deposits  under  workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and  materialmens'  and similar Liens, if the  obligations  secured by such  Liens are not then  delinquent  or are being  contested  in good  faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection  with the borrowing of money or the  obtaining  of  advances  or  credits  and which do not in the  aggregate materially  detract from the value of its property or materially  impair the use made thereof by the Company in its business.

          "PERSON"  shall include all natural  persons,  corporations,  business trusts, associations,  limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "STOCKHOLDERS" shall mean all of the stockholders of the Company.

          "SURVIVING  CORPORATION"  shall  have the  meaning  assigned  to it in
Section 1.1 hereof.

          "TAX"  or  "TAXES"  shall  mean  (a) any and all  taxes,  assessments,
customs,  duties,  levies,  fees,  tariffs,  imposts,   deficiencies  and  other
governmental  charges of any kind  whatsoever  (including,  but not  limited to, taxes on or with  respect  to net or gross  income,  franchise,  profits,  gross receipts,  capital, sales, use, ad valorem, value added, transfer, real property transfer,  transfer gains,  transfer taxes,  inventory,  capital stock, license, payroll, employment, social security, unemployment,  severance, occupation, real or personal property,  estimated taxes, rent,  excise,  occupancy,  recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp),  together with any interest thereon,  penalties,  fines,  damages costs, fees,  additions to tax or additional  amounts with respect thereto,  imposed by the United States (federal,  state or local) or other  applicable  jurisdiction;
(b) any  liability  for the payment of any amounts  described in clause (a) as a result of being a member of an affiliated,  consolidated,  combined,  unitary or similar group or as a result of transferor  or successor  liability,  including, without  limitation,  by  reason of  Regulation  section  1.1502-6;  and (c) any liability  for the  payments  of any amounts as a result of being a party to any
Tax Sharing  Agreement  or as a result of any express or implied  obligation  to indemnify  any other  Person  with  respect to the payment of any amounts of the type described in clause (a) or (b).

          "TAX  RETURN"  shall  include  all  returns  and  reports   (including
elections,  declarations,  disclosures,  schedules,  estimates  and  information returns  (including  Form  1099 and  partnership  returns  filed  on Form  1065)
required to be supplied to a Tax authority relating to Taxes.

11. Closing.

          The closing of the Merger  (the  "CLOSING")  shall occur  concurrently with the  Effective  Time (the "CLOSING  DATE").  The Closing shall occur at the offices of Olshan  Grundman  Frome  Rosenzweig  & Wolosky,  LLP  referred  to in
Section  14.1  hereof.  At the  Closing,  all of  the  documents,  certificates, agreements,  opinions and  instruments  referenced in Section 7 will be executed and delivered as described  therein.  At the Effective  Time,  all actions to be taken at the Closing shall be deemed to be taken simultaneously.

12. Indemnification and Related Matters.

          12.1  INDEMNIFICATION  BY  PARENT.  Parent  shall  indemnify  and hold harmless the Company and the Stockholders (the "COMPANY  INDEMNIFIED  PARTIES"),
and shall reimburse the Company  Indemnified  Parties for, any loss,  liability, claim,  damage,  expense (including,  but not limited to, costs of investigation
and  defense  and   reasonable   attorneys'   fees)  or   diminution   of  value
(collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy, in any material respect,  in any of the representations and warranties of Parent and  Acquisition  Corp.  in this  Agreement or in any  certificate  delivered by
Parent and Acquisition  Corp. to the Company pursuant to this Agreement,  or any
actions,   omissions  or   statements  of  fact   inconsistent   with  any  such
representation  or warranty,  (b) any failure by Parent or Acquisition  Corp. to perform or comply in any material respect with any covenant or agreement in this
Agreement,  (c) any claim for  brokerage  or  finder's  fees or  commissions  or similar payments based upon any agreement or understanding  alleged to have been made by any such party with Parent or Acquisition  Corp. in connection  with any of the transactions  contemplated by this Agreement,  (d) taxes  attributable to any  transaction  or event  occurring on or prior to the Closing,  (e) any claim relating to or arising out of any  liabilities  reflected on the Parent  Balance
Sheet  or  with  respect  to  accounting  fees  arising  thereafter,  or (f) any litigation,  action,  claim,  proceeding  or  investigation  by any third  party relating  to or arising  out of the  business or  operations  of Parent,  or the actions of Parent or any holder of Parent  capital  stock prior to the Effective
Time.

          12.2  SURVIVAL.   All  representations,   warranties,   covenants  and
agreements of Parent and Acquisition Corp. contained in this Agreement or in any certificate  delivered  pursuant to this Agreement shall survive the Closing for the time  period set forth in Section  12.3  notwithstanding  any  investigation conducted  with respect  thereto.  The  representations  and  warranties  of the
Company contained in this Agreement or in any certificate  delivered pursuant to this Agreement shall not survive the Closing.

          12.3 TIME LIMITATIONS. Neither Parent nor Acquisition Corp. shall have
any  liability  (for   indemnification   or  otherwise)   with  respect  to  any
representation or warranty, or agreement to be performed and complied with prior to the  Effective  Time,  unless on or before the  one-year  anniversary  of the
Effective Time (the "CLAIMS  Deadline"),  Parent is given notice of a claim with respect thereto,  in accordance with Section 12.5,  specifying the factual basis therefor  in  reasonable  detail  to  the  extent  then  known  by  the  Company
Indemnified Parties.

          12.4   LIMITATION  ON  LIABILITY.   The   obligations  to  Parent  and
Acquisition Corp. to the Company  Indemnified  Parties set forth in Section 12.1 shall be subject to the following limitations:

               (a) The aggregate  liability of Parent and  Acquisition  Corp. to the Company  Indemnified Parties under this Agreement shall not exceed the gross proceeds  of the  sale  of  any  shares  of  Parent  Common  Stock  effected  in contemplation  of the Merger and shall be payable by the issuance of  additional shares of Parent Common Stock pursuant to Section 12.6.

               (b) Other than claims based on fraud or for specific performance, injunctive or other equitable relief,  the indemnity provided in this Section 12 shall  be the sole and  exclusive  remedy  of the  Company  Indemnified  Parties against Parent and Acquisition  Corp. at law or equity for any matter covered by
Section 12.1.

          12.5 NOTICE OF CLAIMS.

               (a) If, at any time on or prior to the Claims  Deadline,  Company
Indemnified Parties shall assert a claim for indemnification pursuant to Section
12.1, such Company Indemnified Parties shall submit to Parent a written claim in good  faith  signed by an  authorized  officer of the  Company or other  Company
Indemnified  Parties,  as applicable,  stating:  (i) that a Company  Indemnified
Party  incurred or reasonably  believes it may incur Damages and the  reasonable estimate of the amount of any such Damages; (ii) in reasonable detail, the facts alleged  as the  basis  for such  claim  and the  section  or  sections  of this
Agreement  alleged as the basis or bases for the claim; and (iii) if the Damages have actually been  incurred,  the number of additional  shares of Parent Common
Stock to which the Stockholders are entitled with respect to such Damages, which shall be  determined  as  provided in Section  12.6  below.  If the claim is for
Damages which the Company Indemnified Parties reasonably believe may be incurred or are  otherwise  un-liquidated,  the written claim of the  applicable  Company
Indemnified  Parties shall state the  reasonable  estimate of such  Damages,  in which event a claim shall be deemed to have been asserted  under this Article 12 in the amount of such  estimated  Damages,  but no  distribution  of  additional shares of Parent Common Stock to the Stockholders pursuant to Section 12.6 below shall be made until such Damages have actually been incurred.

               (b) In the event that any action,  suit or  proceeding is brought against  any Company  Indemnified  Party with  respect to which  Parent may have liability  under this Section 12,  Parent shall have the right,  at its cost and expense,  to defend such action, suit or proceeding in the name and on behalf of the Company  Indemnified Party;  provided,  however,  that a Company Indemnified
Party  shall have the right to retain its own  counsel,  with fees and  expenses paid by Parent, if  representation  of the Company  Indemnified Party by counsel retained  by Parent  would be  inappropriate  because  of  actual  or  potential differing  interests  between  Parent  and the  Company  Indemnified  Party.  In connection with any action, suit or proceeding subject to the Section 12 hereof,
Parent and each  Company  Indemnified  Party  agree to render to each other such assistance as may  reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding.  Parent shall not, without the prior written consent of the applicable  Company  Indemnified  Parties,  which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such  settlement or  compromise  does not include an  irrevocable  and unconditional  release of such  Company  Indemnified  Parties for any  liability arising out of such claim or demand.

          12.6  PAYMENT OF DAMAGES.  In the event that the  Company  Indemnified
Parties  shall be entitled to  indemnification  pursuant to this  Section 12 for actual Damages incurred by them, Parent shall, within thirty (30) days after the final  determination  of the amount of such Damages,  issue to the  Stockholders that number of additional  shares of Parent Common Stock in an aggregate  amount equal to the quotient obtained by dividing (x) the amount of such Damages by (y)
the Fair Market  Value per share of the Parent  Common Stock as of the date (the
"DETERMINATION  DATE")  of the  submission  of the  notice  of claim  to  Parent pursuant to Section 12.5.  Such shares of Parent Common Stock shall be issued to the  Stockholders  pro rata,  in  proportion  to the  number of shares of Parent
Common Stock issued (or  issuable) to the  Stockholders  at the  Effective  Time including  giving  effect to the  purchasers  in the  offering  pursuant to that certain Confidential Private Placement Memorandum dated June 19, 2006.

13. Termination Prior to Closing.

          13.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

               (a) By the mutual  written  consent of the  Company,  Acquisition
Corp. and Parent;

               (b) By the Company,  if Parent or Acquisition  Corp. (i) fails to perform in any material respect any of its agreements  contained herein required to be  performed  by it on or  prior to the  Closing  Date,  or (ii)  materially breaches any of its  representations,  warranties or covenants contained herein, which  failure or breach is not cured within  thirty (30) days after the Company has  notified  Parent and  Acquisition  Corp.  of its intent to  terminate  this
Agreement pursuant to this paragraph (b);

               (c) By Parent and Acquisition  Corp., if the Company (i) fails to perform in any material respect any of its agreements  contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its  representations,  warranties or covenants  contained  herein,  which failure  or  breach  is not  cured  within  thirty  (30)  days  after  Parent or
Acquisition  Corp.  has  notified  the Company of its intent to  terminate  this
Agreement pursuant to this paragraph (c);

               (d) By  either  the  Company,  on the one  hand,  or  Parent  and
Acquisition  Corp.,  on the  other  hand,  if there  shall be any  order,  writ, injunction or decree of any court or governmental  or regulatory  agency binding on Parent,  Acquisition  Corp.  or the Company,  which  prohibits or  materially restrains any of them from  consummating the transactions  contemplated  hereby, provided that the parties  hereto shall have used their best efforts to have any such order,  writ,  injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or  governmental or regulatory agency; or

               (e) By  either  the  Company,  on the one  hand,  or  Parent  and
Acquisition  Corp.,  on the other hand,  if the  Closing has not  occurred on or prior to August 7, 2006 for any reason other than delay or nonperformance of the party seeking such termination.

          13.2  TERMINATION  OF  OBLIGATIONS.   Termination  of  this  Agreement
pursuant  to this  Section 13 shall  terminate  all  obligations  of the parties hereunder,  except  for the  obligations  under  Sections  6.1,  14.3 and 14.12;
provided, however, that termination pursuant to paragraphs (b) or (c) of Section
13.1 shall not relieve the  defaulting  or  breaching  party or parties from any liability to the other parties hereto.

14. Miscellaneous.

          14.1 NOTICES.  Any notice,  request or other  communication  hereunder shall be given in writing and shall be served  either  personally,  by overnight delivery or delivered by mail,  certified  return  receipt and  addressed to the following addresses:

          If to Parent
          or Acquisition Corp.:          Edgemont Resources Corp.
                                         1112-2906 West Broadway Street
                                         Vancouver, BC V6K 2G8
                                         Attention:  William Iversen, Chief Executive Officer

          With a copy to:                Cane Clark LLP
                                         3273 E. Warm Springs
                                         Las Vegas, NV 89120
                                         (702) 944-7100 (Fax)

          If to the Company:             SoftWave Media Exchange, Inc.
                                         1 Bridge Street
                                         Irvington, NY 10533
                                         Attention:  Joshua Wexler, Chief Executive Officer

          With a copy to:                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                         Park Avenue Tower
                                         65 East 55th Street
                                         New York, NY  10022-1106
                                         Attention:  Robert H. Friedman, Esq.

          Notices shall be deemed  received at the earlier of actual  receipt or three  (3)  business  days  following  mailing.  Counsel  for a  party  (or  any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

          14.2 ENTIRE  AGREEMENT.  This  Agreement,  including the schedules and exhibits  attached hereto and other documents  referred to herein,  contains the entire  understanding  of the parties  hereto with respect to the subject matter hereof. This Agreement  supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

          14.3  EXPENSES.  Each  party  shall  bear  and pay  all of the  legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement;

          14.4 DISPUTE  RESOLUTION.  The Parties  agree to attempt  initially to solve  all  claims,  disputes  or  controversies  arising  under,  out  of or in connection  with this Agreement by conducting  good faith  negotiations.  If the
Parties are unable to settle the matter  between  themselves,  the matter  shall
thereafter  be  resolved  by  alternative  dispute  resolution,   starting  with
mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other  Party.  The Party  giving such notice  shall refrain from instituting the arbitration  proceedings for a period of sixty (60)
days  following  such notice.  During such period,  the Parties  shall make good
faith  efforts  to  amicably  resolve  the  dispute  without  arbitration.   Any
arbitration  hereunder  shall be  conducted  under  the  rules  of the  American
Arbitration Association.  Each such arbitration shall be conducted by a panel of three  arbitrators:  one  arbitrator  shall be  appointed  by each of Parent and
Company  and  the  third  shall  be  appointed   by  the  American   Arbitration
Association.  Any such  arbitration  shall be held in New York,  New  York.  The arbitrators  shall have the authority to grant  specific  performance.  Judgment upon the award so rendered  may be entered in any court having  jurisdiction  or application  may be made to such court for judicial  acceptance of any award and an order of  enforcement,  as the case may be.  In no event  shall a demand  for arbitration  be made  after the date when  institution  of a legal or  equitable proceeding  based on such claim,  dispute or other  matter in question  would be barred under this  Agreement or by the  applicable  statute of  limitation.  The prevailing party in any such  arbitration  shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, attorneys'
fees and other expenses incurred by such prevailing party.

          14.5 TIME.  Time is of the essence in the  performance of the parties'
respective obligations herein contained.

          14.6 SEVERABILITY.  Any provision of this Agreement that is prohibited or  unenforceable  in  any  jurisdiction  shall,  as to  such  jurisdiction,  be ineffective  to the  extent  of such  prohibition  or  unenforceability  without invalidating  the  remaining  provisions  hereof,  and any such  prohibition  or

unenforceability   in  any   jurisdiction   shall  not   invalidate   or  render
unenforceable such provision in any other jurisdiction.

          14.7 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the  benefit of the  parties  hereto and their  respective  successors, assigns and heirs;  provided,  however,  that  neither  party shall  directly or indirectly  transfer or assign any of its rights  hereunder  in whole or in part without  the written  consent of the  others,  which may be withheld in its sole discretion , and any such transfer or  assignment  without said consent shall be void.

          14.8 NO THIRD PARTIES  BENEFITED.  This  Agreement is made and entered into  for  the  sole  protection  and  benefit  of  the  parties  hereto,  their successors,  assigns  and  heirs,  and no other  Person  shall have any right or action under this Agreement.

          14.9  COUNTERPARTS.  This  Agreement  may be  executed  in one or more counterparts,  with  the same  effect  as if all  parties  had  signed  the same document.  Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

          14.10 RECITALS,  SCHEDULES AND EXHIBITS.  The Recitals,  Schedules and
Exhibits to this Agreement are incorporated herein and, by this reference,  made a part hereof as if fully set forth herein.

          14.11 SECTION  HEADINGS AND GENDER.  The Section  headings used herein are inserted  for  reference  purposes  only and shall not in any way affect the meaning or interpretation of this Agreement.  All personal pronouns used in this
Agreement  shall  include  the other  genders,  whether  used in the  masculine, feminine or neuter gender,  and the singular shall include the plural,  and vice versa, whenever and as often as may be appropriate.

          14.12 GOVERNING LAW. This Agreement shall be governed by and construed and  enforced  in  accordance  with the  internal  laws of the State of New York without  regard to  principles of conflict of laws,  except that the  applicable terms of Section 1 shall be governed by the DGCL.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

                                         PARENT:
                                         EDGEMONT RESOURCES CORP.

                                         By: /s/ William Iversen
                                             -----------------------------------
                                         Name: William Iversen
                                         Title: Chief Executive Officer

                                         ACQUISITION CORP:
                                         SWMX ACQUISITION, INC.

                                         By: /s/ William Iversen
                                             -----------------------------------
                                         Name: William Iversen
                                         Title: Chief Executive Officer

                                         COMPANY:
                                         SOFTWAVE MEDIA EXCHANGE, INC.

                                         By: /s/ Joshua Wexler
                                             -----------------------------------
                                         Name: Joshua Wexler
                                         Title: Chief Executive Officer

       [SIGNATURE PAGE TO AGREEMENT OF MERGER AND PLAN OF REORGANIZATION]